UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

SYNCHRONOSS TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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Dear Stockholder:
I am pleased to invite you to our 2020 Annual Meeting of Stockholders, which will be held on June 3, 2020, at 10:00 a.m. Eastern Time. The 2020 Annual Meeting will be held virtually via a live interactive audio webcast on the Internet. You will be able to vote and submit your questions at www.virtualshareholdermeeting.com/SNCR2020 during the meeting. We elected to use a virtual meeting given the current public health implications of COVID-19 (novel coronavirus) and our desire to promote the health and welfare of our stockholders.
At the meeting, we will be electing three members of our Board of Directors, ratifying the appointment of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending December 31, 2020, holding an advisory vote on executive compensation and acting upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.
Details regarding the 2020 Annual Meeting and the business to be conducted are described in the accompanying proxy materials. Also included is a copy of our Annual Report on Form 10-K for the year ended December 31, 2019. We encourage you to read this information carefully.
It is important that your shares be represented and voted at the 2020 Annual Meeting. As discussed in the Proxy Statement, voting by proxy does not deprive you of your right to attend the Annual Meeting.
WHETHER OR NOT YOU PLAN TO ATTEND THE 2020 ANNUAL MEETING, WE HOPE YOU WILL VOTE AS SOON AS POSSIBLE. YOU MAY VOTE OVER THE INTERNET, BY TELEPHONE OR BY MAILING A PROXY CARD. VOTING OVER THE INTERNET, BY TELEPHONE OR BY WRITTEN PROXY WILL ENSURE YOUR REPRESENTATION AT THE 2020 ANNUAL MEETING REGARDLESS OF WHETHER OR NOT YOU ATTEND THE ANNUAL MEETING. PLEASE REVIEW THE INSTRUCTIONS ON THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS YOU RECEIVED IN THE MAIL REGARDING EACH OF THESE VOTING OPTIONS.
If you have any questions concerning the annual meeting or the proposals, please contact our Investor Relations department at (800) 575-7606. For questions regarding your stock ownership, you may contact our transfer agent, American Stock Transfer & Trust Co., by e-mail through their website at www.amstock.com or by phone at (800) 937-5449 (within the U.S. and Canada) or (718) 921-8124 (outside the U.S. and Canada).
On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of Synchronoss Technologies.
Sincerely,
Glenn Lurie
President and Chief Executive Officer
April 16, 2020

Synchronoss Technologies, Inc.
200 Crossing Boulevard
Bridgewater, New Jersey 08807
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
OF SYNCHRONOSS TECHNOLOGIES, INC.
Notice is hereby given that Synchronoss Technologies, Inc. (the “Company”) will hold its 2020 Annual Meeting of Stockholders (the “Annual Meeting”) on June 3, 2020 at 10:00 a.m. Eastern Time via a live interactive audio webcast on the Internet. We elected to use a virtual meeting given the current public health implications of COVID-19 (novel coronavirus) and our desire to promote the health and welfare of our stockholders. You will be able to vote and submit your questions at www.virtualshareholdermeeting.com/SNCR2020 during the meeting. We are holding the Annual Meeting for the following purposes, which are more fully described in the accompanying proxy statement:
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Election of three members of the Company’s Board of Directors to serve until the 2023 annual meeting of stockholders of the Company;

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Ratification of appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2020;

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Advisory vote on executive compensation; and

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Transaction of other business that may properly come before the meeting.

A Notice of Internet Availability of Proxy Materials (“Notice”) has been mailed to stockholders of record on or about April 16, 2020. The Notice contains instructions on how to access our proxy statement for our 2020 Annual Meeting of Stockholders (the “Proxy Statement”) and our annual report for the year ended December 31, 2019 on Form 10-K (together with the Proxy Statement, the “proxy materials”). The Notice also provides instructions on how to vote online, by telephone or by mail and includes instructions on how to receive a paper copy of proxy materials by mail. The proxy materials can be accessed directly at the following Internet address: http://materials.proxyvote.com/87157B.
The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The stock transfer books will not be closed between the record date and the date of the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at Synchronoss’ corporate headquarters at the address listed above for the ten-day period prior to the Annual Meeting.
Only stockholders of record at the close of business on April 6, 2020 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting as set forth in the Proxy Statement.
By order of the Board of Directors,
Ronald J. Prague
Chief Legal Officer and Corporate Secretary
April 16, 2020
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on June 3, 2020. The proxy statement and annual report to stockholders and the means to vote by Internet are available at www.synchronoss.com.
WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING VIA THE LIVE WEBCAST, PLEASE FOLLOW THE INTERNET VOTING INSTRUCTIONS ON YOUR PROXY CARD TO ASSURE REPRESENTATION OF YOUR SHARES.

Proxy Summary	1	Executive Officer Stock Ownership Guidelines	39
2020 Proxy Statement Highlights	2	Compensation Committee Report	40
Questions & Answers About this Proxy Material and Voting	3	Summary Compensation Table	41
Corporate Governance at Synchronoss	9	Grants of Plan Based Awards Table	43
Stockholder Communications with our Board of Directors	11	Description of Awards Granted in 2019	44
Board of Directors and Committee Duties	11	Outstanding Equity Awards at Fiscal Year-End Table	45
Board Structure and Committees	11	Option Exercises and Stock Vested	48
Director Compensation	16	Employment Agreements	48
Director Stock Ownership Guidelines	18	Estimated Payments and Benefits	52
Limitation of Liability and Indemnification	18	Report of the Audit Committee	54
Compensation Risk Management Considerations	19	Equity Security Ownership of Certain Beneficial Owners and Management	55
Compensation of Executive Officers	22	Related Party Transactions	59
Compensation Discussion and Analysis	22	Other Matters	63
2019 Compensation Program Highlights	22	Proposal 1 — Election of Directors	64
2019 Executive Compensation Program	24	Proposal 2 — Ratification of the Selection of Independent Registered Public Accounting Firm	70
Principal Elements of Compensation	26	Proposal 3 — Advisory Vote on Executive Compensation	72
Chief Executive Officer Compensation	29	Stockholder Proposals for the Next Annual Meeting	73
Pay Mix	30	No Incorporation by Reference	73
2019 Compensation Decisions	30	Contact for Questions and Assistance with Voting	74
Financial Restatement, Recoupment and Related Policies	39

Proxy Summary
Proposals to be Voted On:
The following proposals will be voted on at the Annual Meeting of Stockholders.
	For More Information	Board Recommendation
Proposal 1: Election of three directors	Page 64	✓	For Nominees
Proposal 2: Ratification of appointment of Ernst & Young LLP as independent registered public accountants	Page 70	✓	For
Proposal 3: Advisory vote on executive compensation	Page 72	✓	For
If you are a stockholder of record, you may cast your vote in any of the following ways:

Internet	Phone	Mail	Live at Annual Meeting
You may vote by proxy via the Internet at www.proxyvote.com by following the instructions provided in the Notice or the proxy card.	You may vote by proxy by telephone by following the instructions provided in the Notice or the proxy card, by calling (800) 690-6903.	If you received printed copies of the proxy materials by mail, you may vote by proxy by filling out, signing and dating the proxy card, and returning it in the envelope provided.	Instructions on how to attend and vote at the Annual Meeting are described at www.virtualshareholder meeting.com/SNCR2020
If you are a beneficial owner holding shares through a bank, broker or other nominee, please refer to your Notice or other information forwarded by your bank or broker to see which voting options are available to you.
This proxy statement (“Proxy Statement”) is furnished in connection with solicitation of proxies by our Board of Directors (“Board”) for use at the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to be held via a live interactive audio webcast on the Internet at 10:00 a.m. Eastern Time on Wednesday, June 3, 2020, and any postponements or adjournments thereof. Beginning on or about April 16, 2020, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy materials. As used in this proxy statement, the terms “Synchronoss,” the “Company,” “we,” “us,” and “our” mean Synchronoss Technologies, Inc. and its subsidiaries unless the context indicates otherwise.

2020 PROXY STATEMENT HIGHLIGHTS
This summary highlights information contained elsewhere in our Proxy Statement. This summary does not contain all of the information that you should consider. You should read the entire Proxy Statement carefully before voting.
Voting Matters and Vote Recommendation
See “Proposals” starting on page 64 for more information.
Matter	Board vote recommendation
Management proposals: Election of three directors	For the director nominees
Ratification of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020	For
Advisory vote on Executive Compensation	For
Board Nominees
The following table provides summary information about the director nominees for election at the Annual Meeting.
Name	Age	Director Since	Occupation	Independent
Thomas Hopkins	63	2004	Managing Director, Colchester Capital, LLC	Yes
Kristin S. Rinne	65	2018	Retired, AT&T	Yes
Robert Aquilina	64	2018	Executive Partner, Siris Capital Group	Yes
Ratification of Ernst & Young LLP as Independent Registered Public Accounting Firm
Our Board recommends that stockholders vote to ratify the Audit Committee’s appointment of Ernst & Young LLP, an independent registered public accounting firm, as our Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.
Advisory Vote on Executive Compensation
Our Board recommends that stockholders vote to approve, on an advisory basis, the compensation paid to our Named Executive Officers (“NEOs”) in 2019, as described in this Proxy Statement. At our 2019 Annual Meeting of Stockholders, our stockholders showed strong support for our executive compensation with approximately 96% of the shares voted in favor of the advisory vote on executive compensation. Although the results of the “say on pay” vote are advisory and not binding, our Board and our Compensation Committee value the opinions of our stockholders and take the results of the “say on pay” vote in to account when making decisions regarding the compensation of our NEOs. The Compensation Committee of our Board evaluates our executive compensation program each year in an effort to ensure it is in line with our stockholders’ interests.
We encourage stockholders to take into account the significant changes to our executive compensation program that we have made over the last several years in light of prior advisory votes including, among other things, adding new metrics to both our short-term and long-term compensation plans, including non-financial metrics to our short-term incentive plan, and meeting with stockholders as part of our annual stockholder outreach program.

QUESTIONS & ANSWERS ABOUT THIS PROXY MATERIAL & VOTING MATTERS
Q:
Why am I receiving these proxy materials?

A:
Our Board is providing these proxy materials to you in connection with the solicitation of proxies for use at the Annual Meeting to be held on Wednesday, June 3, 2020 at 10:00 a.m. Eastern Time, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters set forth herein. The Notice of Annual Meeting, this Proxy Statement and accompanying form of proxy card are being made available to you on or about April 16, 2020. This Proxy Statement includes information that we are required to provide to you under rules promulgated by the U.S. Securities and Exchange Commission (the “SEC”) and that is designed to assist you in voting your shares.

Q:
What is included in the proxy materials?

A:
The proxy materials include:

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This Proxy Statement for the Annual Meeting;

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Our Annual Report on Form 10-K for the year ended December 31, 2019; and

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The proxy card or a voting instruction form for the Annual Meeting, if you have received the proxy materials in the mail.

Q:
How can I get electronic access to the proxy materials?

A:
The Company’s proxy materials are available at http://materials.proxyvote.com/87157B and at www.synchronoss.com. Our website address is included for reference only. The information contained on our website is not incorporated by reference into this Proxy Statement.

You can find directions on how to instruct us to send future proxy materials to you by email at www.proxyvote.com. Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.
Q:
Who can vote at the Annual Meeting?

A:
Our voting securities consist of common stock (“Common Stock”), of which 44,600,762 shares were outstanding on the record date, and Series A Convertible Participating Perpetual Preferred Stock (the “Series A Preferred Stock”), of which 233,217 shares were outstanding on the record date. Holders of our Common Stock and Series A Preferred Stock are entitled to vote at the Annual Meeting in connection with the matters set forth in this Proxy Statement. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at Synchronoss’ principal executive offices at 200 Crossing Boulevard, Bridgewater, New Jersey for the ten-day period prior to the Annual Meeting.

Q:
How do I vote at the Annual Meeting?

A:
Stockholder of Record: Shares Registered in Your Name

If, on April 6, 2020, your shares were registered in your name with the Company’s transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record and may vote at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy on the Internet or via telephone as instructed below or submit your proxy card to ensure your vote is counted.
If you are a stockholder of record, you may vote at the Annual Meeting or by one of the following methods:
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By Internet — You may vote by proxy via the Internet at www.proxyvote.com by following the instructions provided in the Notice or the proxy materials, by following the instructions provided in the proxy card.

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By Telephone — You may vote by proxy via telephone by following the instructions provided in the Notice or, if you received printed copies of the proxy materials by mail, by calling the toll-free number found on the proxy card.

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By Mail — If you request printed copies of the proxy materials by mail, you will receive a proxy card and you may vote by proxy by filling out the proxy card and returning it in the envelope provided.

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By Internet During the Annual Meeting — Instructions on how to attend and vote at the Annual Meeting are described at www.virtualshareholdermeeting.com/SNCR2020.

Please note that the Internet (other than during the Annual Meeting) and telephone voting facilities for stockholders of record is available 24 hours a day and will close at 11:59 p.m., Eastern Time on June 2, 2020. The individuals named as proxies will vote your shares in accordance with your instructions.
We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If, on April 6, 2020, your shares of Common Stock were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you may direct your broker or other agent on how to vote the shares in your account.
If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received instructions for granting proxies with these proxy materials from that organization rather than from the Company. A number of brokers and banks participate in a program provided through Broadridge Financial Services that enables beneficial holders to grant proxies to vote shares via telephone or the Internet. If your shares are held by a broker or bank that participates in the Broadridge program, you may grant a proxy to vote those shares telephonically by calling the telephone number on the instructions received from your broker or bank, or via the Internet at Broadridge’s website at www.proxyvote.com. To vote by Internet during the Annual Meeting, you must obtain your 16-digit control number from your broker, bank, or other agent.
Q:
What do I need to be able to attend the Annual Meeting online?

A:
We will be hosting our Annual Meeting via live webcast only. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/SNCR2020. The webcast will start at 10:00 a.m. Eastern Time on June 3, 2020. Stockholders may vote and ask questions while attending the Annual Meeting online. In order to be able to attend the Annual Meeting, you will need the 16-digit control number, which is located on your Notice, on your proxy card or in the instructions accompanying your proxy materials. Instructions on how to participate in the Annual Meeting are also posted online at www.proxyvote.com.
Q:
How many votes do I have?

A:
Each share of our Common Stock you owned on the record date entitles you to one vote on each matter that is voted on. On an as-converted basis, each share of our Series A Preferred Stock you owned on the record date entitles you to 55.5556 votes per share on each matter that is voted on. However, pursuant to the terms of our Series A Preferred Stock, the current holder thereof and its affiliates will only be entitled to cast an aggregate number of votes equal to 19.99% of the combined voting power of our Common Stock and Series A Preferred Stock (the “Voting Limitation”). For further detail, please see the section below entitled “Certain Related Party Transactions — Siris Capital Group — Certificate of Designation of the Series A Preferred Stock.”

Q:
What if I do not make specific voting selections?

A:
Stockholder of Record — If you are a stockholder of record and you:

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Indicate when voting on the Internet or by telephone that you wish to vote as recommended by our Board, or

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Sign and return a proxy card without giving specific voting instructions,

then your shares will be voted “For” the election of each of Thomas J. Hopkins, Kristin S. Rinne and Robert Aquilina as a member of the Company’s Board of Directors, “For” the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2020, and “For” the approval of the compensation of the Company’s named executive officers. If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Beneficial Owner — If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions then, under applicable rules, the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on any matter other than Proposal 2 with respect to your shares. This is generally referred to as a “broker non-vote.”
Q:
Can I change my vote after submitting my proxy?

A:
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of four ways:

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You may change your vote using the Internet or telephone methods described above prior to 11:59 p.m., Eastern Time on June 2, 2020, in which case only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted.

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You may submit another properly completed timely proxy card with a later date.

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You may send a written notice that you are revoking your proxy to the Company’s Secretary at 200 Crossing Boulevard, 8th Floor, Bridgewater, New Jersey 08807.

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You may attend and vote during the Annual Meeting. Simply attending the meeting will not, by itself, revoke your previously delivered proxy.

If you are a beneficial owner of your shares and wish to change or revoke your previously delivered proxy, you must contact the broker, bank or other agent holding your shares and follow their instructions for changing your vote.
Q:
Who is paying for this proxy solicitation?

A:
The Company will pay for the entire cost of soliciting proxies for the Annual Meeting. In addition to the proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. The Company may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials.

Q:
Why did I receive a notice regarding the availability of proxy materials on the Internet instead of a full set of proxy materials?

A:
In accordance with the rules promulgated by the SEC, we have elected to furnish our proxy materials, including this Proxy Statement and our annual report, primarily via the Internet. Beginning on or about April 16, 2020, we mailed to our stockholders a “Notice of Internet Availability of Proxy Materials” that contains notice of the Annual Meeting and instructions on how to access our proxy materials on the Internet, how to vote at the meeting and how to request printed copies of the proxy materials and annual report. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained at http://materials.proxyvote.com/87157B. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our annual meetings.
Q:
What does it mean if multiple members of my household are stockholders, but we only received one Notice or full set of proxy materials in the mail?

A:
We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, the proxy materials to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders at that address. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written request, we will deliver promptly a separate copy of the proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the proxy materials, stockholders should send their requests to our principal executive offices, Attention: Secretary. Stockholders who hold shares in street name (as described below) may contact their brokerage firm, bank, broker-dealer, or other similar organization to request information about householding.

Q:
How are votes counted?

A:
Each share of Common Stock is entitled to one vote. On an as-converted basis, each share of our Series A Preferred Stock is entitled to

55.5556 votes, subject to the Voting Limitation. Votes will be counted by the inspector of election appointed for the Annual Meeting. Prior to the Annual Meeting, the inspector will sign an oath to perform his or her duties in an impartial manner and according to the best of his or her ability. The inspector will determine the number of shares represented at the Annual Meeting and the validity of proxies and ballots, count all votes and ballots and perform certain other duties. The determination of the inspector of elections as to the validity of proxies will be final and binding.
Q:
What vote is required to approve each proposal?

Our directors are elected by a plurality of the votes cast at an annual meeting of stockholders, meaning the three nominees receiving the most “For” votes (among votes properly cast at the Annual Meeting or by proxy) will be elected. An instruction to “Withhold” authority to vote for a nominee will result in the nominee receiving fewer votes but will not count as a vote against the nominee. If you do not instruct your broker how to vote with respect to this proposal, your broker may not vote with respect to this proposal. Abstentions and “broker non-votes” (i.e., shares held by a broker or nominee that are represented at the Annual Meeting, but with respect to which such broker or nominee is not instructed to vote on a particular proposal, such broker or nominee does not have discretionary voting power) will have no effect on the election of a nominee.
Ratification of the appointment by our Board of Directors of Ernst & Young LLP as the Company’s independent registered public accounting firm for our fiscal year ending December 31, 2020 requires a “For” vote from the majority of the outstanding shares that are present at the Annual Meeting or represented by proxy and cast affirmatively or negatively at the Annual Meeting. Abstentions and broker non-votes will not be counted “For” or “Against” this proposal and will have no effect on this proposal. Because this proposal is a routine matter, a broker or other nominee may generally vote and therefore no broker non-votes are expected to exist in connection with this proposal.
The advisory approval of the compensation of the Company’s NEOs as described in this Proxy Statement requires a “For” vote from the majority of all of the outstanding shares that are present at the Annual Meeting or represented by proxy and cast affirmatively or negatively at the Annual Meeting. Abstentions and broker non-votes will not be counted “For” or “Against” this proposal and will have no effect on this proposal. Even though your vote is advisory and therefore will not be binding on the Company, our Compensation Committee will review the voting results and take them into consideration when making future executive compensation decisions.
If there are insufficient votes to approve any of the matters, your proxy may be voted by the persons named in the proxy to adjourn the Annual Meeting in order to solicit additional proxies in favor of the approval of such proposal(s). If the Annual Meeting is adjourned for any reason, at any subsequent reconvening of the meeting, your proxy will be voted in the same manner as it would have been voted at the original Annual Meeting unless you revoke or withdraw your proxy. Your proxy may be voted in this manner even though it may have been voted on the same or any other matter at a previous session of the Annual Meeting.
Q:
Is my vote confidential?

A:
Proxies, ballots and voting tabulations are handled on a confidential basis to protect your voting privacy. This information will not be disclosed, except as required by law.

Q:
What is the quorum requirement?

A:
A quorum of stockholders is necessary to hold a valid stockholders meeting. A quorum will be present if a majority of the voting power of all of the Company’s outstanding shares is represented by stockholders present at the Annual Meeting or by proxy. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or vote at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement.

Q:
How can I find out the results of the voting at the Annual Meeting?

A:
Preliminary voting results will be announced at the Annual Meeting. Final voting results will be set forth in a Current Report on Form 8-K to be filed by the Company with the SEC no later than four business days after the Annual Meeting.

Q:
How can I submit a question at the Annual Meeting?

A:
If you want to submit a question during the Annual Meeting, log into www.virtualshareholdermeeting.com/SNCR2020, type your question into the “Ask a Question” field, and click “Submit.” Questions pertinent to meeting matters will be read and answered during the meeting, subject to time constraints. The questions and answers will be available as soon as practical after the Annual Meeting at investor.okta.com and will remain available for one week after posting.

Q:
What if I have technical difficulties or trouble accessing the Annual Meeting?

A:
If you encounter any technical difficulties with the virtual meeting platform on the meeting day, please call (800) 586-1548 (Toll Free) or (303) 562-9288 (International Toll). Technical support will be available starting at 9:30 a.m. Eastern Time on June 3, 2020 and will remain available until the Annual Meeting has ended.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON JUNE 3, 2020.
The proxy statement and annual report to stockholders is available at
http://materials.proxyvote.com/87157B.

Corporate Governance at Synchronoss
Corporate Governance Guidelines
Synchronoss is committed to excellent corporate governance, which we believe helps us sustain our success and build long-term value for our stockholders. Our Board has adopted Corporate Governance Guidelines (the “Guidelines”) that set forth the framework within which our Board can effectively function and govern our affairs. The Guidelines address, among other things, the composition and responsibilities of our Board, director independence, management succession planning and evaluation, access to information, executive sessions, communication with stockholders, target ownership by, and remuneration of, our directors, Board committees and selection of new directors. We have also adopted a Code of Business Conduct (the “Code”) that applies to all of our employees, officers (including our principal executive officer, principal financial officer, principal accounting officer, or those serving similar functions) and directors. The Guidelines and Code are available on the Investor Relations section of our website at www.synchronoss.com.
Our Board regularly reviews legal and regulatory requirements, evolving best practices and other developments, and may modify, waive, suspend or repeal the Guidelines or Code from time to time as it deems necessary or appropriate in the exercise of our Board’s judgment or in the best interests of our stockholders. If our Board makes any substantive amendments to the Guidelines or the Code, we will promptly disclose the nature of the amendment or waiver on our website to the extent required by applicable law or regulations.
Board Leadership Structure
Consistent with the Guidelines, our Board believes it is important to retain its flexibility to allocate the responsibilities of our Chief Executive Officer (“CEO”) and Chairman of the Board in any way that is in the best interests of our Company based on the circumstances existing at a particular point in time. Our Board believes that it should periodically assess who should serve these roles and whether the offices should be served independently or jointly, and that our Board should not be restricted by any strict policy directive when making these decisions. In addition, our Board continually evaluates its leadership structure to ensure that the Board is structured to address the best interests of our Company and our stockholders as they evolve over time.
Our Board has determined that our Company and our stockholders are best served by having Mr. Waldis, one of our founders, serve as our Executive Chairman of the Board, and Mr. Lurie serve as our CEO and a member of our Board. As CEO, Mr. Lurie is the individual with primary responsibility for managing our day-to-day operations, setting our overall business strategy, and ensuring the successful growth of our business. Mr. Waldis’ in-depth experience as our founder and long-time CEO and Chairman of the Board position him well to serve now as our Executive Chairman of the Board, where he will remain on our Board, assisting on certain sales and business development activities, and providing other consultative support to the CEO, upon his request.
Independence of our Board of Directors
Each year, as part of our assessment of director independence, our Nominating/Corporate Governance Committee and our full Board conduct a review of the financial and other relationships between each director, or any of their immediate family members, and our Company, our senior management, companies with whom we have business dealings and our independent registered public accounting firm. Our Board also consults with our legal counsel to ensure that its determinations are consistent with all relevant laws and regulations regarding the definition of independence, including those set forth in pertinent listing standards of The Nasdaq Global Market (“Nasdaq”), as amended from time to time. Consistent with those considerations, after review of all relevant transactions or relationships, our Board has affirmatively determined that all of our directors are independent directors within the meaning of the applicable Nasdaq listing standards, except for Stephen G. Waldis, who serves as our Executive Chairman, and Glenn Lurie, who serves as our CEO. Our independent directors meet in regularly scheduled executive sessions where only independent directors are present. Mr. Cadogan presides over those sessions. There are no family relationships among any of our directors or executive officers.
Board of Directors Oversight of Risk Management
Risk is inherent with every business and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our operations, strategic direction and intellectual property as more fully discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and our other SEC filings. Assessing and managing risk is the responsibility of our management. Our Board oversees management in the execution of its responsibilities and for assessment of our approach to risk management. An overall review and assessment of risk is inherent in our Board’s consideration of our business plans, strategies and other significant developments. Additionally, our Board regularly reviews various risks arising out of transactions and other matters that are presented to our Board and when making decisions impacting us. At least annually, our Board also reviews and analyzes the strategic and operational risks and opportunities that face our Company as a whole, as well as those related to specific areas of our business.
Our Board delegates the oversight of certain categories of risk affecting our Company to designated Board committees, who report their findings to our full Board. Our Audit Committee is responsible for overseeing our Board’s execution of its risk management oversight responsibility, including discussing guidelines and policies governing the process by which our management and other persons responsible for risk management assess and manage our exposure to major financial risk, and the steps management has taken to monitor and control such exposure, based on consultation with our management and independent auditors. Our Audit Committee also annually reviews the audit plan of management, our information technology and cybersecurity risks and mitigation strategies, the domestic and international tax function and treasury operations and conformity with ethics and compliance standards. In addition, our Board has delegated to other Board committees the oversight of risks within their areas of responsibility and expertise. For example, our Compensation Committee oversees the risks associated with our compensation practices, including an annual assessment of our compensation policies and practices for our employees.
Board Self-Evaluation
Our Nominating/Corporate Governance Committee oversees a biennial self-evaluation process to analyze and review our Board’s performance and the performance of each of the members of our Board. Our Nominating/Corporate Governance Committee reviews these results and discusses them with the full Board with the intention of utilizing them to enhance our Board’s effectiveness and, if necessary, develop action plans.

Stockholder Communications with our Board of Directors
Stockholders may communicate with our management and independent directors by sending a letter to Synchronoss Technologies, Inc., 200 Crossing Boulevard, 8th Floor, Bridgewater, New Jersey 08807, Attention: Secretary. Each communication should set forth the (i) name and address of the stockholder as they appear on our books and, if the shares of our Common Stock are held by a broker, bank or other agent, the name and address of the beneficial owner of such shares, and (ii) number of shares of our Common Stock that are owned of record by such record holder and/or beneficially by such beneficial owner. Our Secretary will review all communications from stockholders and has the authority to disregard any inappropriate communications or take other appropriate actions with respect to any inappropriate communications. If deemed an appropriate communication, our Secretary will forward it, depending on the subject matter, to the chairperson of a committee of our Board or a particular director, as appropriate.
Board of Directors and Committee Duties
Our Board oversees, counsels and directs management in the long-term interests of our Company and our stockholders. Our Board, individually and through its committees, is responsible for:
•
overseeing the conduct, assessment and other operational risks to evaluate whether our business is being properly managed;

•
reviewing and approving our strategic, financial and operating plans and other significant actions;

•
evaluating the performance of and reviewing and determining the compensation of our CEO and other executive officers;

•
planning for succession for our CEO and monitoring management’s succession planning for other executive officers; and

•
overseeing the processes for maintaining the integrity of our financial statements, public disclosures, and compliance with laws and ethics.

Board Structure and Committees
During 2019, our Board met nine times and acted twice by unanimous written consent. Each director who was a director in 2019 (and Ms. Harris since she joined our Board in August 2019) attended at least 75% of the meetings of our Board and of each committee of which he or she served as a member. Messrs. Lurie, Waldis and Hopkins and Ms. Harris attended our 2019 Annual Meeting of Stockholders. Our Board has established an Audit Committee, a Compensation Committee, a Business Development Committee and a Nominating/Corporate Governance Committee. Our Board has delegated various responsibilities and authority to its committees as generally described below. The following table provides membership, chair and number of meetings information for each of our Board committees during 2019:

Name*	Audit Committee	Compensation Committee	Nominating/Corporate Governance Committee	Business Development Committee
Stephen G. Waldis**				M
Glenn Lurie				M
William J. Cadogan		C	C	M
Thomas J. Hopkins	M	M	M	C
Laurie Harris***	C
Frank Baker			M	M
Robert Aquilina
Kristin S. Rinne	M			M
Mohan Gyani		M		M
Peter Berger**		M	M
Total meetings in year 2019	8	3	3	0

M
Member       C   Chair

*
Each of Donnie Moore and James McCormick were directors of the Company until June 5, 2019.

**
Mr. Berger also attends meetings of our Audit Committee as a non-voting observer. Mr. Waldis also attends meetings of our Compensation Committee as a non-voting observer.

***
Ms. Harris joined our Board in August 2019 and became Chairperson of our Audit Committee on that date. Mr. Hopkins was Chairperson of our Audit Committee from January 2019 until Ms. Harris joined our Board in August 2019.

Audit Committee
Our Audit Committee oversees the integrity of our financial statements, compliance with applicable legal and regulatory requirements, effectiveness of our internal controls and audit function, and the qualifications, independence, and performance of our independent registered public accounting firm. Our Audit Committee also discussed with our independent registered public accounting firm the overall scope and plans for their audit and met with them on a regular basis without members of management. Our Audit Committee consults with our management and our independent registered public accounting firm prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into aspects of our financial affairs. In addition, our Audit Committee:
•
reviews our annual audited and quarterly financial statements and SEC reporting;

•
reviews management’s assessment of risk pertaining to our reporting and disclosure controls and monitors our internal controls and audit functions, the results and scope of the annual audit and other services provided by our independent registered public accounting firm and our compliance with legal matters that have a significant impact on our financial statements;

•
establishes procedures for the receipt and treatment of complaints regarding internal accounting controls or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

•
appoints, compensates, reviews procedures to ensure the independence of and oversees the work of, our independent registered public accounting firm, including approving services and fee arrangements;

•
reviews with senior members of our management our policies and practices regarding risk assessment and risk management;

•
approves all related party transactions;

•
reviews periodically the adequacy and effectiveness of our internal and disclosure controls, including our policies regarding compliance with legal, regulatory, code of conduct, ethical and internal auditing standards;

•
reviews earnings press releases prior to issuance; and

•
reviews findings and recommendations of our independent registered public accounting firm and management’s response to their recommendations.

Our Audit Committee is comprised of the following three directors: Thomas J. Hopkins, Kristin S. Rinne and Laurie Harris (Chair). Mr. Berger also attends Audit Committee meetings in a non-voting observer capacity. Our Audit Committee met eight times during 2019. Our Board annually reviews the definition of independence for Audit Committee members set forth in the Nasdaq listing standards and has determined that all members of our Audit Committee are independent (as independence is currently defined in Rule 5605(a)(2) and 5605(c)(2) of the Nasdaq listing standards). In addition to qualifying as independent under the Nasdaq rules, each member of our Audit Committee can read and has a working understanding and comprehension of fundamental financial statements. Our Board has determined that each of Mr. Hopkins and Ms. Harris is an audit committee financial expert, as defined by Item 407(d) of Regulation S-K based on a qualitative assessment of each of their level of knowledge and experience based on a number of factors, including their respective formal education and experience. The designation does not impose on either Mr. Hopkins or Ms. Harris any duties, obligations or liability that are greater than are generally imposed on them as a member of our Audit Committee and our Board, and their respective designations as Audit Committee financial experts pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of our Audit Committee or Board. Our Audit Committee charter can be found on the Investor Relations section of our website at www.synchronoss.com.
Compensation Committee
Our Compensation Committee is comprised of the following four directors: William J. Cadogan (Chair), Thomas J. Hopkins, Mohan Gyani and Peter Berger, each of whom is independent, as currently defined in Rule 5605(a)(2) and 5605(d)(2) of the Nasdaq listing standards. Mr. Waldis also attends Compensation Committee meetings in a non-voting observer capacity but does not participate in discussions regarding his own compensation. Each member of our Compensation Committee is a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Compensation Committee met three times during 2019. Our Compensation Committee is charged by our Board to:
•
review and approve our compensation strategy and philosophy;

•
review and approve our annual corporate goals and objectives related to executive compensation and evaluate performance in light of these goals;

•
review and approve policies and all forms of compensation and other benefits to be provided to our employees (including our NEOs), including among other things the annual base salaries, bonus, stock options, restricted stock grants and other incentive compensation arrangements;

•
evaluate the CEO’s performance and determine his salary and incentive compensation;

•
in consultation with the CEO, determine the salaries and incentive compensation of our other executive officers;

•
make recommendations from time to time to our Board regarding non-employee director compensation matters;

•
recommend, for approval by the Board, the adoption or amendment of our equity and cash incentive plans;

•
administer our stock purchase plan and equity incentive plans;

•
oversee the administration of our other material employee benefit plans, including our 401(k) plan; and

•
review and approve other aspects of our compensation policies and matters as they arise from time to time.

A more detailed description of our Compensation Committee’s functions can be found in our Compensation Committee charter, which can be found on the Investor Relations section of our website at www.synchronoss.com.
Our Compensation Committee has also established a Key Employee Equity Awards Committee, with our CEO as the sole member, whose purpose is to approve equity awards to our newly hired and current employees, other than executive officers and subject to guidelines previously approved by our Compensation Committee. Our Key Employee Equity Awards Committee acted 12 times in 2019.
In accordance with Nasdaq listing standards, our Compensation Committee, under its charter, may select and retain, and is directly responsible for the appointment, compensation and oversight of, compensation consultants or any other third party to assist in the evaluation of director and officer compensation, as well as any other compensation matters. In addition, our Compensation Committee has the responsibility to consider the independence of these advisers in accordance with applicable law and/or Nasdaq listing standards. Our Compensation Committee has retained Deloitte Consulting LLP (“Deloitte”) as its compensation consultant. In 2019, Deloitte did not perform any services for us other than its services to our Compensation Committee and received no compensation from our Company other than its fees in connection with the firm’s retention as our Compensation Committee’s compensation consultant. Our Compensation Committee assessed the independence of Deloitte pursuant to applicable SEC rules and Nasdaq listing standards and concluded that the work of Deloitte has not raised any conflict of interest. Our Compensation Committee considers the information provided by Deloitte when making decisions with respect to compensation matters, along with information it receives from management and its own judgment and experience. Deloitte serves at the discretion of our Compensation Committee and our Compensation Committee approves the fees paid to Deloitte.
Compensation Committee Interlocks and Insider Participation
During the year ended December 31, 2019, William J. Cadogan (Chair), Thomas J. Hopkins, Peter Berger and Mohan Gyani served as members of our Compensation Committee. None of the members of our Compensation Committee was an officer or employee of our Company at any time during 2019 and none of the members of our Compensation Committee has ever served as an officer of our Company or had any relationship with us requiring disclosure herein. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

Nominating/Corporate Governance Committee
The current members of our Nominating/Corporate Governance Committee are: Frank Baker, Peter Berger, William J. Cadogan (Chair) and Thomas J. Hopkins. Our Nominating/Corporate Governance Committee met three times in 2019. All members of our Nominating/Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). In addition, our Nominating/Corporate Governance Committee:
•
reviews and reports to our Board on a periodic basis with regard to matters of corporate governance;

•
recommends qualified candidates to our Board for election as our directors, including the directors our Board proposes for election by the stockholders at the Annual Meeting and directors nominated by our stockholders;

•
reviews, assesses and makes recommendations on the effectiveness of our corporate governance policies and on matters relating to the practices of directors and the functions and duties of the various Board committees;

•
develops and implements our Board’s biennial self-assessment process and works with our Board to implement improvements in their effectiveness;

•
reviews succession plans periodically with our CEO relating to positions held by elected corporate officers;

•
reviews and makes recommendations to our Board regarding the size and composition of our Board and the appropriate qualities and skills required of our directors in the context of the then current make-up of our Board and our business; and

•
establishes and periodically reviews stock ownership guidelines for our executive officers and directors.

Our Nominating/Corporate Governance Committee charter can be found on the Investor Relations section of our website at www.synchronoss.com.
Our Nominating/Corporate Governance Committee has established procedures for the nomination process and leads the search for, selects and recommends candidates for election to our Board. Consideration of new director candidates typically involves a series of committee discussions, the review of information concerning candidates and interviews with selected candidates. Candidates for nomination to our Board typically have been suggested by other members of our Board or by our executive officers. From time to time, our Nominating/Corporate Governance Committee may engage the services of a third-party search firm to identify director candidates. Our Nominating/Corporate Governance Committee also considers candidates proposed in writing by stockholders, provided those proposals meet the eligibility requirements for submitting stockholder proposals under our amended and restated bylaws, and are accompanied by certain required information about the candidate in accordance with our amended and restated bylaws and organizational documents. Candidates proposed by stockholders will be evaluated by our Nominating/Corporate Governance Committee using the same criteria as for all other candidates. Stockholders may contact the Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder nominations and proposals. For more information pertaining to stockholder proposal, see “Stockholder Proposals for the Next Annual Meeting.”
In considering nominees for our Board, our Nominating/Corporate Governance Committee considers each candidate’s independence, personal and professional integrity, financial literacy or other professional or business experience relevant to an understanding of our business, ability to think and act independently and with sound judgment and ability to serve our stockholders’ long-term interests. These factors, along with others considered useful by our Nominating/Corporate Governance Committee, are reviewed in the context of an assessment of the perceived needs of our Board at a particular point in time. As a result, the priorities and emphasis of our Nominating/Corporate Governance Committee and of our Board may change from time to time to take into account changes in our business and other trends and the portfolio of skills and experience of current and prospective directors. Our Nominating/Corporate Governance Committee has not adopted a formal policy regarding the consideration of diversity in identifying director nominees or in searching for new directors.
Business Development Committee
The current members of our Business Development Committee are: Thomas J. Hopkins (Chair), William J. Cadogan, Glenn Lurie, Mohan Gyani, Frank Baker, Kristin S. Rinne and Stephen G. Waldis. All members of our Business Development Committee other than Messrs. Waldis and Lurie are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). Our Business Development Committee did not meet in 2019. Our Business Development Committee reviews certain strategic business development and growth opportunities and recommends those that it determines are in line with our short-term and long-term strategic goals. Our Business Development Committee charter can be found on the Investor Relations section of our website at www.synchronoss.com.
Director Compensation
This section provides information regarding the cash & equity compensation policies provided to our directors in 2019.
Non-Employee Director Compensation Program
Each member of our board of directors who is not an employee of our Company is entitled to the following compensation pursuant to our non-employee director compensation program:
Compensable Position / Event	Compensation
Initial Equity Grant	Non-qualified stock option to purchase 30,000 shares(1)
Annual Cash Retainer	$50,000
Annual Equity Grant	Equity awards with an aggregate grant date fair value of $200,000 60% in restricted shares(1) 40% in the form of a non-qualified stock option(1)
Committee Chairperson Retainer	$20,000 (Audit) $15,000 (Compensation) $10,000 (Nominating/Corporate Governance) $10,000 (Business Development)
Committee Member Retainer	$10,000 (Audit) $7,500 (Compensation) $5,000 (Nominating/Corporate Governance) $5,000 (Business Development)

(1)
Options and restricted shares vest one-third each year over three years from the grant date.

Our Compensation Committee annually reviews the amounts awarded under our non-employee director compensation program based on their analysis of the competitive range of the equity granted to directors at our peer group companies and other publicly available information. The actual number of restricted shares and shares underlying stock options is determined based on the grant date fair value of the equity awards. The stock options have an exercise price equal to the closing price reported on Nasdaq of our Common Stock on the grant date. The annual retainer fees are paid to our directors quarterly at the beginning of each quarter. In addition, we currently have a policy of reimbursing directors for travel, lodging and other reasonable expenses incurred in connection with their attendance at our Board and Committee meetings.
Executive Chairman Compensation
As Executive Chairman, Stephen G. Waldis received a base salary of  $300,000. Mr. Waldis did not receive any cash incentive bonus in 2019. Mr. Waldis did receive an equity grant in 2019 as described below. In addition, in 2019, we leased an automobile (and paid applicable insurance and gas) for Mr. Waldis.
The following table sets forth the compensation awarded to, earned by, or paid to each person who served as a non-employee director during 2019. Mr. Lurie, our Chief Executive Officer and President, receives no compensation for his service as a director, and is not included in the table below.
Name*	Fees Earned or Paid in Cash ($)	All Other Compensation	Stock Awards(1) ($)	Option Awards(2) ($)	Total ($)
Stephen G. Waldis	$300,000	$11,889(3)	$156,754	$104,503	$573,146
William J. Cadogan	$83,333	-0-	$104,500	$69,670	$257,503
Mohan Gyani	$54,166	-0-	$104,500	$69,670	$228,336
Laurie Harris	$41,666(6)	-0-	-0-	$242,700	$284,366
Thomas J. Hopkins	$82,500	-0-	$104,500	$69,670	$256,670
James M. McCormick	$23,958	-0-	$121,208(4)	$190,139(4)	$335,305
Donnie M. Moore	$29,166	-0-	$121,208(4)	$190,139(4)	$340,513
Kristin S. Rinne	$60,000	-0-	$104,500	$69,670	$234,170
Robert Aquilina	$50,000	-0-	$104,500	$69,670	$224,170
Peter Berger(5)	$62,500	-0-	$104,500	$69,670	$236,670
Frank Baker(5)	$60,000	-0-	$104,500	$69,670	$234,170

(1)
The amounts in this column reflect the aggregate grant date fair value of the stock awards computed in accordance with FASB ASC Topic No. 718. See Footnote 13 to the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019 for a discussion of our assumptions in estimating the fair value of our stock awards.

(2)
The amounts in this column reflect the aggregate grant date fair value of the stock options computed in accordance with FASB ASC Topic No. 718. See Footnote 2 to the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019 for a discussion of our assumptions in estimating the fair value of our stock option awards.

(3)
Reflects amounts paid for automobile expenses.

(4)
Each of Messrs. McCormick and Moore received a one-time equity grant in consideration of certain consulting services to be provided following such time that they ceased being directors.

(5)
Each of Messrs. Baker and Berger assigned their compensation to Siris Capital Group.

(6)
Includes $12,500 received by Ms. Harris as a consultant prior to joining our Board.

Director Stock Ownership Guidelines
We have established stock ownership guidelines for our directors to retain an equity stake in the Company to more closely align their interests with those of our stockholders. Each director is required to own the number of shares of our Common Stock with a value equal to three times the annual cash retainer for service on our Board. Ownership is calculated annually based on the closing sales price of our Common Stock on Nasdaq for the last trading day in the prior year. Any newly elected director has three years from the date of his or her election to achieve the targeted equity ownership level. As of December 31, 2019, each of our directors owned at least the number of shares of our Common Stock required by these guidelines based on the price of our Common Stock on such date or were within their 3-year accumulation period.
Limitation of Liability and Indemnification
As permitted by Section 145 of the Delaware General Corporation Law, our amended and restated bylaws provide that we are authorized to (i) enter into indemnification agreements with our directors and officers and (ii) purchase directors’ and officers’ liability insurance, which we currently maintain to cover our directors and executive officers. The form of indemnification agreement with our directors provides that we will indemnify each director against any and all expenses incurred by that director because of his or her status as one of our directors, to the fullest extent permitted by Delaware law, our restated certificate of incorporation and amended and restated bylaws. In addition, the form agreement provides that, to the fullest extent permitted by Delaware law, but subject to various exceptions, we will advance all expenses incurred by our directors in connection with a legal proceeding. Our restated certificate of incorporation and bylaws contain provisions relating to the limitation of liability and indemnification of directors. The restated certificate of incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability:
•
for any breach of a director’s duty in respect of unlawful (i) payments of dividends or (ii) stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law and the breach of a director’s duty of loyalty to us or our stockholders;

•
for any transaction from which the director derives any improper personal benefit; and

•
for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law.

Our restated certificate of incorporation also provides that if Delaware law is amended after the approval by our stockholders of our restated certificate of incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law. The foregoing provisions of the restated certificate of incorporation are not intended to limit the liability of directors or officers for any violation of applicable federal securities laws. As permitted by Section 145 of the Delaware General Corporation Law, our restated certificate of incorporation provides that we may indemnify our directors to the fullest extent permitted by Delaware law and the restated certificate of incorporation provisions relating to indemnity may not be retroactively repealed or modified so as to adversely affect the protection of our directors.

Compensation Risk Management Considerations
Each year, our Compensation Committee reviews our compensation practices and policies for all employees, including our NEOs, and assesses whether they have the potential to incentivize employees without taking risks that are reasonably likely to have a material adverse effect on our Company. Since our annual performance-based bonus and equity programs are designed to align our employees’ compensation with both our short- and long-term business objectives and performance, and therefore enhance stockholder value, our Compensation Committee believes that our compensation practices and policies discourage behavior that leads to excessive risk-taking. Therefore, our Compensation Committee believes our practices and policies will promote balanced risk management and are not likely to have a material adverse effect on our Company. Set forth below are the key risk-balancing elements of our compensation practices and policies:
Financial Performance Measures
The ranges set for financial performance measures are designed to reward success without encouraging excessive risk taking. Pursuant to our performance-based equity plan, the number of performance-based restricted cash units or shares to be issued is based on our financial performance over a specific period. There are maximum payouts under our cash incentive plan and the performance-based restricted cash units or shares, which help mitigate risk.

Equity Vesting Periods
Time-based restricted shares typically vest over three years, while stock options typically vest over four years. The performance-based restricted cash units or shares are earned and vest upon determination of the achievement of our performance metrics established for the performance period. The vesting of the equity awards is designed to reward continued service with us, increases in our stock price and achievement of corporate goals designed to enhance stockholder value.

Equity Retention Guidelines
NEOs are required to acquire within five years of becoming an executive officer, and hold while they are executive officers, shares (vested and unvested) having a value of at least three times, or five times in the case of our CEO, their respective base salaries.

No Hedging
Our employees, including our NEOs and all other officers, directors and their designees, are not permitted to enter into any transaction designed to hedge or offset any decrease in the market value of our securities, or having the effect of hedging or offsetting the economic risk of owning our securities that have been granted to the officer or director as compensation or held directly or indirectly by the employee or director.

Financial Restatement, Recoupment and Related Policies
As part of our Code of Business Conduct, we will investigate all reported instances of questionable or unethical behavior of a director, NEO or other employee and, where improper behavior or failure to act is found to have occurred, we will take appropriate action up to and including termination. If an investigation uncovers that an individual has committed fraud or other improper acts that causes our financial statements to be restated or otherwise affected, our Board has discretion to take immediate and appropriate disciplinary action with respect to that individual up to and including termination. Our Board also has discretion to pursue whatever legal remedies are available to prosecute that individual to the fullest extent of the law and may seek to recoup or recover any amounts that he or she inappropriately received as a result of his or her improper actions, including but not limited to any annual or long term incentives that he or she received to the extent the individual would not have received that amount had the improper action not been taken.

Information about our Executive Officers
The following table sets forth the name, age and position of each of our executive officers as of April 6, 2020. Information as of April 6, 2020 about the number of shares of Common Stock beneficially owned by each of the individuals designated as a NEO, whether held directly or indirectly, appears below under the heading “Equity Security Ownership of Certain Beneficial Owners and Management.”
Name	Age	Current Positions
Glenn Lurie	54	President, Chief Executive Officer and Director
David Clark	55	Chief Financial Officer
Jeffrey Miller	56	Chief Commercial Officer
Mary Clark	53	Chief Marketing Officer and Chief Products Officer
Ronald J. Prague	56	Chief Legal Officer and Secretary
Patrick J. Doran	47	Chief Technology Officer
Kevin Hunsaker	55	Chief People Officer
Glenn Lurie has served as our President and Chief Executive Officer and a Director since November 2017. Prior to joining Synchronoss, Mr. Lurie held significant leadership and operations positions at AT&T, most recently serving as President and Chief Executive Officer of AT&T’s Mobility and Consumer Operations until his retirement from AT&T in September 2017. Prior to his promotion to President and Chief Executive Officer of AT&T’s Mobility and Consumer Operations, Mr. Lurie served in a number of senior executive roles at AT&T and led the team responsible for negotiating its exclusive U.S. agreement with Apple Inc. to launch the first iPhone in 2007. Mr. Lurie is active in industry associations and within the community. He most recently served as chairman of the board for the Consumer Technology Industry Association in 2016. Mr. Lurie is a member of the Board of Directors of Avis Budget Group, Inc. and serves on the APTIV PLC Advisory Council. Mr. Lurie received a degree in business/marketing from Seattle Pacific University.
David Clark joined Synchronoss as Executive Vice President, Finance in May 2018 and has served as our Chief Financial Officer since August 2018. Mr. Clark was Chief Financial Officer of The Meet Group, a publicly-held company, from 2013 to 2018. Mr. Clark was Chief Financial Officer at Nutrisystem, Inc., a publicly-held company, from 2007 to 2013. Mr. Clark received a degree in accounting from Boston College.
Jeffrey Miller has served as our Chief Commercial Officer since October 2018. Mr. Miller previously served as President of IDEAL Industries Technology Group from December 2017 to October 2018. Prior to IDEAL, Mr. Miller held several senior sales and operations positions at Motorola during a 16-year tenure, most recently as Corporate Vice President and General Manager of Operations in North America for Motorola Mobility, LLC. Mr. Miller received a degree in business from Miami University of Ohio and a master’s degree in Business Administration from The Ohio State University.
Mary Clark joined Synchronoss in January 2018 as our Chief Marketing Officer and Chief Products Officer. Prior to joining Synchronoss, Ms. Clark held various executive positions at Syniverse, Inc. from 2009 to January 2018, including Senior Vice President, Roaming Business Unit as well as Chief Marketing Officer. Ms. Clark received a degree in communications from the University of Delaware.
Patrick J. Doran has served as our Chief Technology Officer since January 2007. Prior to that position, Mr. Doran served in various positions, including Vice President of Research and Development, Chief Architect and Senior Software Engineer, since joining Synchronoss in 2002. Before joining Synchronoss, Mr. Doran was a Senior Development Engineer at Agility Communications from 2000 to 2002, member of technical staff at AT&T/Lucent from 1996 to 2000 and a Software Engineer at General Dynamics from 1995 to 1996. Mr. Doran received a degree in computer and systems engineering from Rensselaer Polytechnic Institute and a master’s degree in Systems and Industrial Engineering from Purdue University.
Ronald J. Prague has served as our Chief Legal Officer and Secretary since joining Synchronoss in 2006. Before joining Synchronoss, Mr. Prague held various legal senior positions with Intel Corporation from 1998 to 2006, including as Group Counsel for Intel’s Communications Infrastructure Group. Prior to joining Intel, Mr. Prague practiced law with the law firms of Haythe & Curley (now Torys LLP) and Richards & O’Neil (now Morgan, Lewis & Bockius LLP). Mr. Prague received a Juris Doctor from Northwestern Pritzker School of Law and received a degree in business administration and marketing from Cornell University.
Kevin Hunsaker has served as our Chief People Officer since joining Synchronoss in March 2016 in connection with our acquisition of Openwave Messaging, Inc. (“Openwave”). Prior to joining Synchronoss, Mr. Hunsaker was General Counsel and Vice President of Human Resources of Openwave from July 2015 until Synchronoss’ acquisition of Openwave. Prior to Openwave, Mr. Hunsaker was Vice President of Human Resources at Deem, Inc. from 2011 to 2015. Mr. Hunsaker received a Juris Doctor from Golden Gate University and a degree in economics from the University of California, Davis.

Compensation of Executive Officers
Compensation Discussion and Analysis
This section discusses our compensation philosophy, summarizes our compensation programs and reviews compensation decisions for our Named Executive Officers (our “NEOs”) for the fiscal year ended December 31, 2019. The table below sets forth our NEOs for 2019:
Named Executive Officer	Title as of December 31, 2019
Glenn Lurie	Chief Executive Officer, President and Director
David Clark	Chief Financial Officer
Patrick Doran	Chief Technology Officer
Mary Clark	Chief Marketing Officer and Chief Products Officer
Jeffrey Miller	Chief Commercial Officer
Executive Summary
Our executive compensation philosophy and programs are designed to attract, retain and motivate high-quality executives who possess the diverse skills and talents required to help us achieve our short and long-term financial and strategic goals. Our executive compensation programs are designed to foster a performance-oriented culture that aligns our executives’ interests with those of our stockholders over the long term. To provide for this alignment of interests, our compensation programs provide that over 80% of our CEO’s and an average of approximately 75% of our NEOs’ targeted compensation is tied to long-term, equity-based incentives. By tying a majority of our NEOs’ targeted compensation to equity-based incentives, our common stock’s value needs to increase in order for our NEOs to realize any value related to our Company’s stock options or increase in value related to our restricted shares, and our Company needs to hit certain financial and strategic metrics in order for our NEOs to vest in the shares underlying our performance-based restricted shares or cash units. In an effort to further provide for performance-based equity awards, approximately 65% of the total 2019 equity grants to each of our NEOs, other than our CEO, are either options to purchase our common stock or cash units subject to performance-based vesting. Accordingly, we believe that the compensation of our NEOs is both appropriate for, and responsive to, the goal of improving stockholder value, as the majority of each NEO’s compensation is allocated to performance-based incentives.
2019 Compensation Program Highlights
Our executive compensation program is designed to attract, retain and motivate high-quality executives and drive the creation of long-term stockholder value by tying a significant portion of our executives’ compensation to Company and individual performance. Our compensation philosophy and programs are designed to achieve the following objectives:
Pay for Performance
Provide a strong relationship of pay to performance through:
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Performance-based cash bonus tied primarily to achievement of corporate short-term financial goals and individual performance.

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Long term incentive awards that deliver value based on the performance of our Common Stock and the achievement of pre-determined, objective financial and business goals.

Emphasis on Variable Compensation
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Total compensation is heavily weighted toward incentive compensation (i.e., annual cash bonuses and long-term equity incentives).

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Annual performance-based cash bonuses focus our NEOs on key short-term financial, strategic, and individual goals.

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Long-term incentives focus our NEOs on sustainable, long-term stockholder value creation. The value realized by our NEOs depends substantially on our long-term performance, achievement of our financial and strategic goals and the value of our Common Stock, which we believe aligns our NEOs’ interests with the long-term interests of our stockholders.

Fixed Compensation Component
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Provide base salary based on our Compensation Committee’s general understanding of current competitive compensation practices, our NEO’s role and responsibilities, length of tenure, internal pay equity, and individual and Company performance.

The following highlights some of the key components of our pay for performance policies and practices:
At-Risk Compensation	A majority of the compensation of our CEO and our other NEOs is “at-risk” and tied to Company performance over the short- and/or long-term.
Incentive Award Metrics	Objective incentive award metrics tied to key Company performance indicators are established and approved at the beginning of the performance period.
Performance Long-Term Incentives	The number of performance-based restricted cash units or shares earned is based on our financial performance over a specified period, aligning our NEOs’ interests with the long-term interests of our stockholders.
Time-Based Equity Vesting	Equity awards subject to time-based vesting vest ratably over three or four years to promote retention.
Stock Ownership Guidelines	Maintain stock ownership guidelines to support the alignment of interests between our NEOs and stockholders.
No Hedging	Prohibition of hedging exposure of, or interest in, our Common Stock.
No Pledging	Prohibition of pledging our Common Stock.
Financial Restatement, Recoupment and Related Policies	We will investigate all reported instances of questionable or unethical behavior of a director, NEO or other employee and, where improper behavior or failure to act is found to have occurred, we will take appropriate action up to and including termination. Our Board has discretion to pursue whatever legal remedies are available to prosecute that individual to the fullest extent of the law and may seek to recoup or recover any amounts that he or she inappropriately received as a result of his or her improper actions, including but not limited to any annual or long term incentives that he or she received to the extent the individual would not have received that amount had the improper action not been taken.
Our Compensation Committee oversees the design and administration of the compensation of our NEOs and certain other executive officers, with an enhanced focus on the individual compensation of our NEOs. For 2019, our CEO assessed the performance of our NEOs (other than himself), consulted with other members of management, including our Executive Chairman and our compensation consultant, and made recommendations to our Compensation Committee regarding the amount and the form of the compensation of our NEOs and other key employees, including the performance goals, weighting of goals, and equity compensation awards of our NEOs. Our CEO was not present during discussions regarding his compensation.

2019 Executive Compensation Program
Cash Incentive Compensation
For our NEOs’ Annual Cash Incentive Bonuses in 2019, our Compensation Committee approved the following metrics:
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40% based on non-GAAP revenue for 2019;

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30% based on non-GAAP EBITDA for 2019;

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20% based on the number of new customer deals with a contribution margin of greater than 30% and a minimum total contract value (“TCV”) of  $1,000,000 for 2019; and

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10% based on the specific performance of each NEO as determined by the CEO.

In addition, each NEO had the opportunity to earn another 10% of his or her annual bonus target if our Company entered into at least six new digital experience platform (“DXP”) deals with a combined TCV of $10,000,000 in 2019. Our Compensation Committee believes that non-GAAP revenue, non-GAAP EBITDA and entering into large strategic transactions with companies are metrics that are targeted to emphasize strong growth on gross revenue and managing expenses. Based on the feedback received as part of our stockholder outreach program, several of these are the key metrics many of our stockholders use in their valuation of our Company. As such, we believe our bonus goals for NEOs are aligned with our stockholders’ perspective on our Company’s ability to grow and succeed in the short- and long-term.
Long-term Incentive Compensation
Our Compensation Committee awards time-based restricted shares, stock options and performance-based restricted cash units or shares to our NEOs as the long-term incentive compensation component of their compensation. The annual mix and number of stock options, target number of performance-based restricted cash units or shares and number of time-based restricted shares granted to our NEOs is based on our Compensation Committee’s general understanding of pay practices at our peer group, our CEO’s recommendations (except for his own equity grants) and other factors it deemed appropriate.
2019-2021 Performance Units
Our 2019 long-term equity incentive plan was designed to reward financial and strategic performance during a three-year period from 2019 through 2021, and the restricted cash units granted under the long-term incentive plan (the “2019-2021 Performance Units”) are earned and vest based on achievement of pre-determined performance criteria during that period. Our NEOs are required to remain employed by our Company through February 2022 in order to vest in the cash units. Our Compensation Committee approved the following performance metrics for the 2019-2021 Performance Units:
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40% are earned based on the non-GAAP revenue in the three-year period of 2019 to 2021;

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40% are earned based on the non-GAAP EBITDA in the three-year period of 2019 to 2021; and

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20% are earned based on achievement of revenue diversity (as described below), the strategic initiative of the Company, for the three-year period of 2019 to 2021.

2019 Say on Pay Vote
At our 2019 Annual Meeting of Stockholders, approximately 96% of the shares voted were cast in favor of the advisory vote on executive compensation. We continuously strive to improve the level of stockholder support for our executive compensation program and, in 2019, met with several of our largest stockholders and solicited their feedback on our executive compensation policies. We have ongoing dialogue with our stockholders throughout the year on matters related to executive compensation, and our programs reflect feedback provided through these discussions. Our Compensation Committee evaluates our executive compensation program each year with the goal of ensuring it is in line with our stockholders’ interests. We encourage stockholders to take into account the continuous changes to our executive compensation program in considering the advisory vote presented below including adding new metrics to both our short-term and long-term compensation plans, adding non-financial metrics to our short-term incentive plan and meeting with stockholders as part of our annual stockholder outreach program.
Compensation Consultant
Upon request, our Compensation Committee’s compensation consultant, Deloitte Consulting LLP (“Deloitte”), generally attends regular Compensation Committee meetings and meets with our Compensation Committee without management present. Deloitte has been our compensation consultant since 2013. When making decisions with respect to compensation matters and, in an effort to gain a better understanding of the competitive landscape, our Compensation Committee considers various analyses prepared by its compensation consultant, along with information it receives from management and its own judgment and experience.
Peer Group
Our Compensation Committee generally reviews executive compensation survey and proxy data from technology companies that have similar software/services business models or operate in the mobile networking space, are of similar financial size and are representative of the organizations with which we compete with for our executive talent. Our Compensation Committee, based in part on advice from Deloitte, identified and approved the following companies that fit some or all of these criteria as our peer group for purposes of assisting in benchmarking our 2019 executive compensation decisions:
8x8 Inc.	Hubspot, Inc.	QAD, Inc.
Bottomline Technologies, Inc.	Imperva, Inc.	RingCentral, Inc.
Box, Inc.	Manhattan Associates, Inc.	Shutterstock, Inc.
Carbonite Inc.	MicroStrategy, Inc.	Twilio, Inc.
CommVault Systems, Inc.	PegaSystems, Inc.	Yext, Inc.
Cornerstone OnDemand, Inc.	Progress Software Corporation	Zendesk, Inc.
FireEye Inc.	Proofpoint, Inc.
Our Compensation Committee reviewed the companies in our 2018 peer group in early 2019 in connection with its determination of the companies in our peer group for 2019 executive compensation decisions and as a result eliminated Blackbaud, Inc., BroadSoft, Inc., Guidewire Software, Inc., J2 Global, Inc., LogMein, Inc., Medidate Solutions, Inc. and The Ultimate Software Group, Inc. and added Box, Inc., Carbonite, Inc., FireEye, Inc., Hubspot, Inc., Manhattan Associates, Inc., QAD, Inc., Twilio, Inc., Yext, Inc. and Zendesk, Inc. based on the similarities of their business offerings, financial profile, market capitalization and profitability with those of our Company. As a result of these changes, we believe the peer group utilized for purposes of 2019 executive compensation decisions was representative of companies that we compete with for executive talent. When making compensation decisions for our NEOs, our Compensation Committee also reviews published survey and peer group compensation data for other software/services companies or companies that operate in the same space as our Company. Competitive market practices are an important factor in our Compensation Committee’s decision-making process, although its decisions are not entirely based upon these factors. Rather, our Compensation Committee reviews and considers the peer group and other survey data to obtain a general understanding of current competitive compensation practices. Additionally, reviewing the peer group and survey compensation data enables our Compensation Committee to accomplish our goal of paying our NEOs what is appropriate and necessary to attract and retain qualified and committed executives while incentivizing achievement of our corporate goals and conserving cash and equity.
Principal Elements of Compensation
Our executive compensation program has the following principal elements: base salary, annual cash incentive bonuses, long-term incentive awards and severance, and change in control benefits. For base salary, annual cash bonuses and long-term incentive awards for our executive officers, our Company’s compensation philosophy generally is to evaluate individual experience and contribution, as well as corporate performance, and then consider competitive market analysis. The markets we are serving are narrow and highly competitive for large-scale implementations leveraging unique technologies. With respect to all compensation components, we generally use the median compensation of our peer group and the markets for which we compete for talent as the starting point for the compensation decision making process. We seek to drive our Company to over-perform the market in the long term, and we believe that to ensure an appropriate pay-for-performance alignment, it may be appropriate for our Compensation Committee to approve compensation levels for individual executives that may be above or below target pay for similar positions based on experience, individual contribution and corporate performance. Additionally, our Compensation Committee may exercise discretion to issue one-time equity awards where appropriate to ensure alignment with key strategic business initiatives. The following table describes the primary compensation elements used by our Company and the objectives of each element:
Base Salary
Objective:
Our Compensation Committee sets base salaries with the intent to attract and retain NEOs, reward satisfactory performance and provide a minimum, fixed level of cash compensation to compensate NEOs for their day-to-day responsibilities.
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Key Features:
NEO base salaries are initially determined as a result of negotiation between the executive and our management in consultation with, and subject to the approval of, our Compensation Committee.

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Our Compensation Committee reviews base salaries annually and has discretion to provide increases based on our Compensation Committee’s understanding of current competitive pay practices, promotions, our CEO’s recommendation (except for his own salary), changes in responsibilities and performance, annual budget for increases, our overall financial and operational results, the general economy, length of tenure, internal pay equity and other factors our Compensation Committee deems appropriate.

Process:
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At the end of each calendar year, our CEO recommends base salaries for NEOs other than himself for the following calendar year.

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Our Compensation Committee reviews proposed base salary changes with input from its compensation consultant.

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Our Compensation Committee approves annual base salaries for our NEOs.

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Our Compensation Committee reports base salary determinations to our full Board.

Annual Cash Incentive Bonus
Objective:
Annual cash incentive bonuses are awarded under a performance-based compensation program and are designed to align the interests of our NEOs and stockholders by providing compensation based on the achievement of pre-determined corporate and/or business goals and individual performance.
Key Features:
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Each year, the target bonus for each NEO is set by our Compensation Committee based on each NEO’s employment agreement provisions, our CEO’s recommendation (except for his own target), internal pay equity, our Compensation Committee’s general understanding of current competitive pay practices and other factors it deems appropriate.

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The incentive compensation for our NEOs is based on achievement of certain objective corporate, financial, strategic and individual goals established and approved by our Compensation Committee at the start of the year.

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If we achieve results that are below certain threshold levels, these NEOs receive no cash incentive bonus, while results that are above certain threshold levels result in cash incentive bonuses above target levels.

Process:
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Our Compensation Committee participates in our Board’s review of our annual operating plan in the beginning of the year.

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Our CEO recommends bonus targets as a percentage of base salary for each NEO other than himself.

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Our management recommends financial and other performance measures, weightings and ranges.

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Our Compensation Committee reviews proposed bonus targets, performance measures and ranges provided by management and, with input from its compensation consultant, approves bonus targets, performance measures and ranges that it believes establish appropriately challenging goals.

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After the end of the calendar year, our management presents our Company’s financial results to our Board.

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Our CEO recommends the individual component award for our NEOs other than himself.

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Our Compensation Committee reviews the results and determines whether to make any adjustments to the recommendations and then approves each NEO’s bonus award.

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Our Compensation Committee reports bonus award determinations to our full Board.

Long-Term Incentive Awards
Objectives:
Our Compensation Committee structures long-term incentive awards to align our NEOs’ interests with those of our stockholders, support retention and motivate NEOs to achieve our financial, strategic and operational goals. Long-term incentive awards include stock options and time-based and performance-based restricted cash units or shares.
Key Features:
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Our Compensation Committee grants stock options and time-based and performance-based restricted cash units to our NEOs with the grant date fair value based on our Compensation Committee’s general understanding of current competitive pay practices, our CEO’s recommendation (except for his own awards), input from our compensation consultant, internal pay equity, evaluation of each NEO’s performance, and other factors our Compensation Committee deems appropriate.

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Our Compensation Committee allocates long-term incentive awards among stock options, time-based restricted shares and performance-based cash units based on grant date fair value (with vesting terms that generally extend up to four years) with the intent to provide NEOs with a balanced retention and performance opportunity and serves to closely align our NEOs’ long-term objectives with those of our stockholders.

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In 2019, our Compensation Committee again decided to grant performance-based cash units rather than shares and retained the discretion to settle the cash units in either cash or shares of our Common Stock at vest in an effort to protect against potential dilution. Each performance-based cash unit has a target number of cash units to be earned following completion of a specific performance period based on the achievement of certain pre-established Company performance objectives. These performance-based cash units will be earned upon the completion of the specific performance period if the relevant performance objectives are achieved and typically vest based on continued service after a three-year period. At the time that each performance-based cash unit vests, our Compensation Committee has discretion to either (i) pay cash equal to the product of the closing price of our Common Stock on the date the cash units vest or (ii) issue one share of our Common Stock for each performance-based cash unit.

Process:
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In the first fiscal quarter, our CEO recommends grant date fair value of awards for executives other than himself.

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Our Compensation Committee reviews proposed performance measures and ranges provided by management and competitive market data from our peer group and, with input from its compensation consultant, approves performance measures and ranges that it believes establish appropriately challenging goals.

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Our Compensation Committee approves the number of time-based stock options and the target number of time-based restricted shares and performance-based cash units granted to our NEOs.

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Our Compensation Committee reports equity award determinations to our full Board.

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At the end of the relevant performance period, our Compensation Committee reviews the Company’s financial performance for the relevant performance period and determines the amount of earned cash units that are subject to performance-based vesting.

Severance and Change in Control Benefits
Objective:
Severance and change in control benefits are included in each NEO’s employment agreement or employment plan in order to promote stability and continuity of our senior management team in the event of a potential change in control and/or an involuntary termination. Our Compensation Committee believes these provisions help to align our NEO’s interests appropriately with those of our stockholders in these scenarios.
Key Features:
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Events triggering payment require a termination of our NEO’s employment by our Company without cause or by our NEO for good reason. NEOs are entitled to enhanced benefits if the qualifying termination occurs during a specified period following a change in control (i.e., double-trigger).

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Change in Control benefits do not include any excise tax gross-ups.

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Our Compensation Committee has determined these termination-related benefits are appropriate to preserve productivity and encourage retention in the face of potentially disruptive circumstances. These arrangements also include restrictive covenants that help protect our Company from competition and solicitation of employees and customers.

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Each NEO will only be eligible to receive severance payments if he or she signs a general release of claims against our Company following an eligible termination.

Chief Executive Officer Compensation
In November 2017, we hired Glenn Lurie, a long-term executive at AT&T, as our new CEO, replacing Stephen Waldis. At the time of hiring, Mr. Lurie had several alternative career opportunities based on the competitive landscape and his unique skill set and, as a result, our Board approved a compensation package above the 50th percentile of CEOs at our peer group companies, including a one-time special grant of 1,000,000 stock options with the intent to increase our stockholder value. We believe hiring Mr. Lurie as our CEO was a key move towards moving the Company in the right direction for long-term growth, and therefore we believe his compensation was commensurate with his experience and contributions he will make towards the Company’s future.
Pay Mix
In keeping with our results-driven culture, our Compensation Committee expects our NEOs to deliver superior performance in a sustained fashion and believes that a substantial portion of their overall compensation should be at-risk and tied to our short- and long-term performance. As shown below, approximately 84% of our CEO’s targeted compensation and an average of approximately 75% of the targeted compensation of our other NEOs for 2019 was tied to long-term term incentives.
2019 Compensation Decisions
In determining the criteria for our NEOs’ incentive compensation, our Compensation Committee considers a variety of factors, including alignment of our NEOs’ compensation with our stockholders’ returns, and from time to time may adjust these factors or performance metrics based on our Company’s transactions or the occurrence of unknown or unexpected events during the applicable measurement period. On the corporate level, our Compensation Committee selected non-GAAP revenue, non-GAAP EBITDA and revenue diversity and our entering into strategic agreements, metrics that our Compensation Committee believes appropriately value our Company on both a short- and long-term basis and are targeted to emphasize strong growth on gross revenue while also managing our earnings per share. Based on feedback received as part of our stockholder outreach program, several of these are also the key metrics we believe our stockholders use in their valuation of our Company. As a result, our NEOs are focused on growing non-GAAP revenue, non-GAAP EBITDA, revenue diversity and entering into strategic agreements, which we believe is aligned with our stockholders’ perspective on our Company’s ability to grow and succeed on the short- and long-term.

Base Salary
Base salaries for our NEOs are reviewed and may be adjusted annually. Base salaries may also be adjusted during the year upon promotion or based on internal equity or external market conditions. Our Compensation Committee makes these decisions after reviewing the recommendation of our CEO (except as it concerns his own salary) and our Chief People Officer, and consulting with our compensation consultant. Based on this review, our Compensation Committee approved cost of living or other increases to the base salaries of our NEOs in 2019.
The table below sets forth each of our NEOs’ 2019 base salary and the increase from his or her 2018 base salary:
Name	2018 Base Salary	2019 Base Salary
Glenn Lurie	$750,000	$772,500
David Clark	$385,000	$390,775
Jeffrey Miller	$385,000	$388,500
Mary Clark	$350,000	$360,500
Patrick Doran	$347,000	$357,410
2019 Annual Cash Incentive Bonus Compensation
Our Annual Cash Incentive Bonus Compensation Program promotes our pay-for-performance philosophy by providing all executives and other management-level corporate employees with direct financial incentives in the form of annual cash awards for achieving Company, business and individual performance goals.
Target Percentage
Our Compensation Committee sets each NEO’s individual target cash incentive amount (expressed as a percentage of base salary) based on its general understanding of competitive pay practices, our CEO’s recommendation (except with respect to his own target), its consultation with our compensation consultant, and other factors it deems appropriate. Based on its review of these factors, in March 2019, our Compensation Committee kept the target bonus percentage of each of our NEOs at the same level as in 2018 except for Mr. Doran, whose target bonus percentage increased from 60% to 70%.
The target cash incentive and maximum bonus percentages for each of our NEOs for 2019 were as follows:
Name	Target Incentive Bonus Percentage	Maximum Bonus Percentage
Glenn Lurie	120% of base salary	210% of base salary
David Clark	70% of base salary	122.5% of base salary
Jeffrey Miller	100% of base salary	175% of base salary
Mary Clark	100% of base salary	175% of base salary
Patrick Doran	70% of base salary	122.5% of base salary

2019 Objectives
For 2019, the cash incentive bonus for each of our NEOs was determined as follows: (i) 90% based on certain corporate objectives and (ii) 10% based on a discretionary individual performance component. In addition, each NEO had the opportunity to earn another 10% of his or her annual bonus target if our Company entered into at least six new DXP deals with a combined TCV of  $10 million.
Our Compensation Committee established (i) non-GAAP revenue, (ii) non-GAAP EBITDA and (iii) the number of new deals with a contribution margin of 30% and a minimum TCV of  $1 million as the corporate components of our 2019 annual cash incentive bonus program, with each of the components weighted as set forth below. We utilize these non-GAAP financial measures internally in analyzing our financial results and evaluating our ongoing operational performance because they exclude certain non-cash adjustments and non-recurring charges required under GAAP. These metrics were also selected because they are several of the key performance metrics stockholders use in evaluating our Company. In calculating both non-GAAP revenue and non-GAAP EBITDA, we add back the fair value stock-based compensation expense, deferred revenue, acquisition-related costs, restructuring charges, changes in the contingent consideration obligation, deferred compensation expense related to earn-outs and amortization of intangibles associated with acquisitions.
Each of the components was assigned a “threshold” level, which is the minimum achievement level that must be satisfied to receive a portion of the applicable bonus amounts, and a “maximum” level, which, if achieved or exceeded, would result in our NEO’s receiving up to 175% of the target amount attributed to that component.
The components of the 2019 cash incentive compensation plan are set forth below:
Corporate Component	Weighting	Threshold 50% payout	100% payout	Maximum 175% payout
Non-GAAP Revenue	40%	$325,000,000	$362,000,000	$399,000,000
Non-GAAP EBITDA	30%	$30,000,000	$47,000,000	$64,000,000
Number of new deals with contribution margin of greater than 30% and minimum TCV of $1M	20%	10	15	20
Individual Component	10%	N/A	N/A	N/A
Six New DXP Deals with TCV of $10M	10%	N/A	N/A	N/A
2019 Corporate Component
In 2019, our non-GAAP revenue was $308,749,000, which included a $26,000,000 write-down of an accounts receivable related to Sequential Technology International LLC (“Sequential”), a transaction which occurred in 2016, which we had deemed uncollectible. Our non-GAAP revenue for 2019 without the Sequential write-down would have been $334,749,000, and would have resulted in our NEO’s earning approximately a 62% for this metric. Taking into consideration that the Sequential transaction occurred in 2016, before most of our NEOs had joined our Company, and given that Sequential’s failure to pay the receivable was not directly foreseeable and was beyond their control, our Compensation Committee, in consultation with our compensation consultant and after reviewing several alternative approaches, exercised its discretion as set forth under the terms of the plan and determined that it was appropriate to adjust the calculation of our 2019 non-GAAP revenue for purposes of determining bonuses to be awarded pursuant to our 2019 cash incentive compensation plan by adding back approximately $17,000,000 of revenue, and therefore, approved that our NEOs receive a 50% payout for this metric. As our non-GAAP EBITDA for 2019 was $27,584,000, below the minimum threshold as provided above, our NEOs received no payout for this metric. Our Company signed ten new deals with contribution margin of greater than 30% and minimum TCV of  $1,000,000, and therefore, our NEO’s received 50% payout for this metric.
In addition, as described above, each NEO was eligible to earn another 10% of his or her annual bonus target if our Company entered into at least six new DXP deals with a combined TCV of  $10 million. As we entered into eight new DXP deals with a combined TCV of over $11 million, our NEOs received 100% of the payout with respect to this strategic metric.
2019 Individual Component
In 2019, the individual component of each NEO’s annual cash incentive compensation was based upon our Compensation Committee’s subjective assessment of his or her individual performance.
Based on its assessment and Mr. Lurie’s recommendations (other than with respect to his own incentive compensation), our Compensation Committee awarded the following as the individual component of their annual cash incentive compensation:
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Mr. Lurie received 100% due to his integral role in establishing our short- and long-term strategy, leading our Company in to new markets with our messaging, DXP and cloud platforms, making key strategic decisions to enable our effective cost cutting measures, and improving our overall corporate environment.

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Mr. Clark received 100% due to his efforts in improving our financial performance, remediating the prior material weaknesses as provided in our Form 10-K, leading significant cost cutting/controlling initiatives, and developing stronger investor relations.

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Mr. Miller received 100% due to his ability to get acclimated to his responsibilities as Chief Commercial Officer during his short tenure with our Company, driving existing and new customer relationships, making key changes to the sales organization structure and personnel, and landing key deals for our Company.

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Ms. Clark received 100% due to her strong performance in re-focusing our platforms and product portfolio, developing a new brand and brand definition through public relations and social media efforts, leading the building of our Mission and Vision, driving the GSMA and Women for Tech initiatives and improving our perception in the marketplace.

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Mr. Doran received 100% due to his strong performance in re-organizing our entire engineering and IT infrastructure teams, implementing Crosslake’s actions to gain focused cost reductions, improving the efficiencies of our product delivery, leading the transition out of hosting and adapting to the changing business and product models of our Company.

The level of plan payout that was applied to each of the performance components of the 2019 cash incentive compensation plan, which payout percentages were then applied to the cash incentive compensation payments to our NEOs is set forth in the following table:
Component	Weighting	Achievement	Bonus Rate Payout	Bonus Payout
Non-GAAP Revenue	40%	$325,000,000	50%	20%
Non-GAAP EBITDA	30%	$27,584,000	0%	0%
Number of new deals with contribution margin of 30% and minimum TCV of $1M	20%	10	50%	10%
Individual Component	10%	100%	100%	10%
Six New DXP Deals with TCV of $10M	10%	6 new DXP Deals with TCV of over $11M	100%	10%
Based on the results of the corporate and individual performance components of the annual cash incentive plan, our NEOs were awarded 50% of their respective target cash incentives, resulting in the following payout amounts under the 2019 cash incentive bonus plan for each of our NEOs:
Executive	Target Bonus	Percentage of Target Awarded	Actual Bonus Awarded
Glenn Lurie	$927,000	50%	$463,500
David Clark	$273,544	50%	$136,772
Jeffrey Miller	$388,850	50%	$194,425
Mary Clark	$360,500	50%	$180,250
Patrick Doran	$250,188	50%	$125,094
2019 Long-Term Incentive Compensation Plan
Our Compensation Committee awarded time-based restricted shares, time-based stock options and performance-based cash units to our NEOs as the long-term equity incentive component of their compensation, targeting an annual mix with the intent to provide NEOs with a balanced retention and performance opportunity and serve to closely align our NEOs’ long-term objectives with those of our stockholders. The number of shares underlying time-based stock options, the target number of performance-based cash units and the number of time-based restricted shares granted to our NEOs is based on our Compensation Committee’s general understanding of competitive pay practices, our CEO’s recommendation (except with respect to his own awards), consultation with our compensation consultant, and other factors that our Compensation Committee deems appropriate.
Time-Based Restricted Stock, Stock Options and Performance-Based Restricted Cash Units
In March 2019, in consultation with our compensation consultant, our Compensation Committee granted time-based restricted stock (35% of such NEO’s equity award), time-based options to purchase shares of our Common Stock (10% of such NEO’s equity award) and performance-based cash units (55% of such NEO’s equity award) to each of our NEOs. The time-based restricted shares vest one-third on each of the first, second and third anniversary of their grant date and the time-based stock options vest one-fourth on the first anniversary of their grant date and in equal monthly installments thereafter over the next thirty-six months. The performance-based restricted cash units vest upon the Compensation Committee approving the level of performance against pre-established metrics for such grants, and such approval is expected to occur about February 15, 2022. Each component is subject to the NEO remaining employed through each such vest date. The time-based vesting helps tie our NEOs’ variable realizable compensation to our performance and further align their interests with those of our stockholders. See “Description of Awards Granted in 2019,” below.
The following table sets forth the number of shares of time-based restricted stock and performance-based restricted cash units awarded, and the number of time-based stock options to purchase shares of our Common Stock granted to our NEOs in 2019.
Name	Number of Time-Based Shares of Restricted Stock	Number of Shares Subject to Options	Number of Performance-Based Restricted Cash Units
Glenn Lurie	221,518	148,920	348,101
David Clark	70,886	47,654	111,392
Jeffrey Miller	44,303	29,784	69,620
Mary Clark	44,303	29,784	69,620
Patrick Doran	44,303	29,784	69,620
Performance-Based Vesting Restricted Shares
2018-2020 Performance Cash Units and Shares
In April 2018, our Compensation Committee granted 2018-2020 performance-based cash units to our NEOs employed as of the grant date. Ms. Clark received performance-based shares as part of her new hire grant based on the same criteria to be used for the 2018-2020 Performance Units. The following table sets forth the 2018-2020 performance-based cash units or shares (collectively, the “2018-2020 Performance Units”) awarded to our NEO’s other than Messrs. Clark and Miller who did not receive any performance-based cash units or shares as part of their new hire compensation packages as they joined our Company in July and October 2018, respectively:
Name	2018 – 2020 Target Performance Units	2018 Target Performance Units	2019 Target Performance Units	2020 Target Performance Units
Glenn Lurie	273,070	91,023	91,023	91,024
Mary Clark	30,000	10,000	10,000	10,000
Patrick Doran	54,614	18,204	18,205	18,205
The 2018-2020 Performance Units provide the opportunity to earn the identified performance-based cash units based on the performance of our business during 2018, 2019 and 2020. Our NEOs are required to remain employed by our Company through March 2021 in order to vest in the cash units or shares. In the case of the performance-based cash units, our Compensation Committee will determine whether to settle the vested units in cash or shares of our Common Stock at the time they vest.
The following were the performance targets for the plan established by our Compensation Committee: 40% based on non-GAAP revenue, 40% based on non-GAAP EBITDA and 20% based on a strategic objective established by our Compensation Committee each year during the three-year period. For 2018 and 2019, our Compensation Committee designated free cash flow as the strategic metric. In consultation with

Deloitte, and to be consistent with many of our peer group of companies, our Compensation Committee has decided that for 2020 the strategic metric will be total shareholder return of our Company compared to the total shareholder return for the companies in the Russell 2000 index.
Each of the components was separately assigned a “threshold” level, which established the minimum achievement necessary to be satisfied to receive any portion of the applicable bonus amounts, and a “maximum” level, which, if achieved or exceeded, would result in 200% of the target cash units being earned with respect to such component as described below.
As previously disclosed in last year’s CD&A, our NEOs earned 51.4% of the target number of the 2018-2020 Performance Units allocable to 2018 based on our Company’s 2018 financial performance. The actual number of 2018-2020 Performance Units earned based on our 2018 performance is set forth below, which performance units shall vest in or about March 2021 provided the NEO remains employed by our Company through such date:
Name	2018-2020 Target Performance Units	2018 Target Performance Units	Attainment %	Units Earned
Glenn Lurie	273,070	91,023	51.4%	46,786
Mary Clark	30,000	10,000	51.4%	5,140
Patrick Doran	54,614	18,204	51.4%	9,357
2019 Performance Period — One-third of the 2018-2020 Performance Shares
In April 2019, our Compensation Committee approved the following threshold, target and maximum performance goals for the 2019 portion of the 2018-2020 Performance Shares:
Corporate Component	Weighting	Threshold 50% payout	Target 100% payout	Maximum 200% payout
Non-GAAP Revenue	40%	$358,000,000	$374,000,000	$390,000,000
Non-GAAP EBITDA	40%	$30,000,000	$47,000,000	$64,000,000
Free Cash Flow	20%	$13,000,000	$20,000,000	$27,000,000
In 2019, using the same adjustments and calculations as described above under our 2019 Cash Incentive Compensation Plan, our NEOs did not receive any portion with respect to the 2019 financial performance of our Company because each of our Non-GAAP revenue, Non-GAAP EBITDA and Free Cash Flow for 2019 was below the threshold payout with respect to each metric.
2018-2019 CEO New Hire LTI Plan
Upon joining our Company in November 2017, our Compensation Committee awarded Mr. Lurie a special grant of 180,528 performance-based restricted shares based on our Company’s performance in 2018 and 2019 (the “2018-2019 New Hire LTI Plan”). One-half of the performance-based restricted shares were based on our Company’s performance in 2018 and the remaining one-half were based on our Company’s performance in 2019, as discussed below, provided Mr. Lurie remains employed by our Company through such date.
Under the terms of Mr. Lurie’s performance-based shares, the metrics for obtaining such shares with respect to our Company’s financial performance are the same metrics as the long-term incentive plan for the 2018 and 2019 portion of the 2018-2020 Performance Units. In 2018, as described in last year’s CD&A,

Mr. Lurie earned 51.4% of the target number of the 2018-2019 CEO New Hire LTI Plan allocable to 2018 based on our Company’s 2018 financial performance. The actual number of performance-based restricted shares earned by Mr. Lurie based on our 2018 performance under the 2018-2019 CEO New Hire LTI Plan is set forth below, which shares vested in March 2019:
Name	2018-2019 Target Performance Shares	2018 Target Performance Shares	Attainment %	Performance Shares Earned
Glenn Lurie	180,528	90,264	51.4%	46,395
With respect to our Company’s 2019 performance, for the same reasons stated above, Mr. Lurie did not receive any of the shares allocated to our Company’s 2019 financial performance under the 2018-2019 CEO New Hire LTI Plan and such shares have been forfeited.
2019-2021 Performance Cash Units
In April 2019, our Compensation Committee granted 2019-2021 performance-based cash units to our NEOs employed as of the grant date. The following table sets forth the 2019-2021 performance-based cash units (collectively, the “2019-2021 Performance Units”) awarded to our NEO’s:
Name	2019-2021 Target Performance Units	2019 Target Performance Units	2020 Target Performance Units	2021 Target Performance Units
Glenn Lurie	348,101	116,034	116,034	116,033
David Clark	111,392	37,131	37,131	37,130
Jeffrey Miller	69,620	23,207	23,207	23,206
Mary Clark	69,620	23,207	23,207	23,206
Patrick Doran	69,620	23,207	23,207	23,206
The 2019-2021 Performance Units provide the opportunity to earn the identified performance-based cash units based on the performance of our business during 2019, 2020 and 2021. Our NEOs are required to remain employed by our Company through March 2022 in order to vest in the cash units. Our Compensation Committee will determine whether to settle the vested performance-based cash units in cash or shares of our Common Stock at the time they vest.
The following were the performance targets for the plan established by our Compensation Committee: 40% based on non-GAAP revenue, 40% based on non-GAAP EBITDA and 20% based on a strategic objective established by our Compensation Committee. For the 2019-2021 period, our Compensation Committee designated “revenue diversity” as the strategic metric which was defined as year-over-year revenue growth for DXP and the internet of things (“IoT”), with the target year-over-year revenue growth of 35%.
Each of the components was separately assigned a “threshold” level, which established the minimum achievement necessary to be satisfied to receive any portion of the applicable bonus amounts, and a “maximum” level, which, if achieved or exceeded, would result in 200% of the target cash units being earned with respect to such component as described below.

2019 Performance Period — One-third of the 2019-2021 Performance Units
In April 2019, our Compensation Committee approved the following threshold, target and maximum performance goals for the 2019 portion of the 2019-2021 Performance Shares:
Corporate Component	Weighting	Threshold 50% payout	Target 100% payout	Maximum 200% payout
Non-GAAP Revenue	40%	$325,000,000	$362,000,000	$399,000,000
Non-GAAP EBITDA	40%	$30,000,000	$47,000,000	$64,000,000
Revenue Diversity	20%	$58,000,000	$63,000,000	$68,000,000
In 2019, using the same adjustments and calculations as described above under our 2019 cash incentive compensation plan, our attainment under the Non-GAAP Revenue metric was $325,000,000, and therefore our NEOs received 50% payout for this metric and our attainment under the Non-GAAP EBITDA metric was $27,584,000, and therefore our NEOs received no payout for this metric. Our Company’s year-over-year revenue growth for DXP and IoT from 2018 to 2019 was below the minimum threshold and therefore our NEOs received no payout for this metric. As a result, each NEO received the following payout with respect to our Company’s 2019 performance:
Corporate Component	Achievement	Plan Payout	Weighting	Payout
Non-GAAP Revenue	$325,000,000	50.0%	40%	20.0%
Adjusted Non-GAAP EBITDA	$27,584,000	0%	40%	0%
Revenue Diversity	Less than $58,000,000	0%	20%	0%
As a result, our NEOs earned 20% of the target number of the 2019-2021 Performance Units allocable to 2019 based on our Company’s 2019 financial performance. The actual number of 2019-2021 Performance Units earned based on our 2019 performance is set forth below, which performance units shall vest in or about March 2022 provided the NEO remains employed by our Company through such date:
Name	2019 Target Performance Units	Attainment %	Units Earned
Glenn Lurie	116,034	20%	23,206
David Clark	37,131	20%	7,426
Jeffrey Miller	23,207	20%	4,641
Mary Clark	23,207	20%	4,641
Patrick Doran	23,207	20%	4,641
Other Benefits and Perquisites
Our NEOs are eligible to participate in all of our employee benefit plans (other than our employee stock purchase plan), such as medical, dental, vision, group life and disability insurance and our 401(k) plan, in each case, on the same basis as our other employees. In 2019, we leased an automobile (and paid applicable insurance and gas) for Mr. Clark, to be used primarily for business purposes and provided Mr. Lurie with an allowance of  $17,000 per year to be used for his automobile lease. There were no other special benefits or perquisites provided to any NEO in 2019.

Financial Restatement, Recoupment and Related Policies
We have a comprehensive Code of Business Conduct and ensure that our employees comply with this policy. In accordance with this policy, we investigate all reported instances of questionable or unethical behavior, and where improper behavior is found to have occurred, we take appropriate remedial action up to and including termination. If the results of an investigation establish that one of our employees, officers or directors has committed fraud or engaged in some other improper act that has the result of causing our financial statements for any period to be restated or that otherwise adversely affects those financial statements, our Board has discretion to take immediate and appropriate disciplinary action against the individual, including but not limited to termination. In addition, our Board has discretion to pursue whatever legal remedies are available to prosecute the individual to the fullest extent of the law and to clawback or recoup any amounts he or she inappropriately received as a result of the improper action or inaction, including but not limited to any annual or long-term incentives that he or she received but would not have received had such act not be taken.
Executive Officer Stock Ownership Guidelines
We have instituted stock ownership guidelines for our executive officers with the purpose of ensuring they maintain a meaningful equity stake in our Company to further align their interests with those of our stockholders. Each executive officer who is also subject to Section 16 of the Exchange Act or who directly reports to our CEO (which includes all of our NEOs) is required to own, as of the later of January 1, 2020 or five years from the date on which the individual first began reporting to our CEO or first became a Section 16 officer, a number of vested shares of our Common Stock having a value at least equal to (a) in the case of our CEO, five times his then current base salary; (b) for any direct report of our CEO, three times that individual’s then current base salary, and (c) for other executive officers subject to this policy, one and one-half times the individual’s then current base salary.
If an executive officer is not compliant at the end of his or her phase-in period, our Compensation Committee may reduce future equity grants to that individual until he or she becomes compliant. Based on shareholdings on December 31, 2019, each of our NEOs exceeded his or her applicable minimum holding requirements on that date, other than Ms. Clark and Messrs. Clark and Miller as each of them joined us in 2018 and only a portion of their restricted stock and options have vested and, therefore, have not had an opportunity to acquire our Common Stock as of December 31, 2019.
Tax Matters
For federal income taxes, compensation is an expense that is fully tax deductible for almost all of our U.S. employees. As a result of changes made by the 2017 Tax Cuts and Jobs Act, compensation in excess of $1 million paid to anyone who serves as the chief executive officer, chief financial officer or who is among the three most highly compensated executive officers for any year beginning after December 31, 2016 generally is not deductible. The only exception to this rule is for compensation that is paid pursuant to a binding contract in effect on November 2, 2017, that would have otherwise been deductible under the prior Section 162(m) rules. Our Compensation Committee considers tax and accounting implications in determining all elements of our compensation plans, programs and arrangements.

Compensation Committee Report(1)
The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee has recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement submitted by the following members of the Compensation Committee:
William J. Cadogan, Chair
Peter Berger
Mohan Gyani
Thomas J. Hopkins

(1)
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Synchronoss Technologies, Inc. under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Summary Compensation Table
The following table sets forth all of the compensation awarded to, earned by, or paid to our NEOs for the years indicated:
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(8)	Non-Equity Incentive Plan Compensation ($)(9)	All Other Compensation ($)	Total ($)
Glenn Lurie Chief Executive Officer	2019	772,500		6,313,914(3)	435,442	463,500	36,270(10)	8,021,626
	2018	750,000		4,475,013	614,947	594,000	140,989	6,574,949
	2017	122,139		5,473,503	5,295,953	—	19,866	10,911,461
David Clark Chief Financial Officer	2019	390,775		2,020,450(4)	139,340	136,722	18,881(11)	2,706,168
	2018	215,833		1,199,997	445,028	98,926	9,854	1,969,638
Jeff Miller Chief Commercial Officer	2019	388,850		1,262,776(5)	87,088	194,426	7,000(12)	1,940,140
	2018	74,861		750,000	289,589	48,732	—	1,163,142
Mary Clark Chief Products Officer	2019	360,500		1,262,776(6)	87,088	180,251	7,000(12)	1,897,615
	2018	346,023		483,000	329,016	231,000	145,279	1,534,318
Patrick Doran Chief Technology Officer	2019	357,410		1,262,776(7)	87,088	125,094	337,000(13)	2,169,368
	2018	347,000		895,011	122,987	137,412	8,250	1,510,660
	2017	330,000	75,000	1,190,882	455,081		8,100	2,059,063

(1)
The amounts set forth in this column represent the subjective individual component portion of our annual cash incentive bonus awards paid to the NEOs. See “Compensation Discussion and Analysis” above for further discussion of the subjective individual component.

(2)
The amounts in this column reflect the grant date fair value, computed in accordance with FASB ASC Topic No. 718, of the performance share awards (with the grant date fair value determined using the probable outcome of the performance conditions) and the time-based restricted share award granted to our NEOs. See “Compensation Discussion and Analysis” above for further discussion of these share awards. See Footnote 2 to the Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2019 for a discussion of our assumptions in estimating the fair value of our share awards. Our executive officers will not realize any value for these awards until sold.

(3)
Mr. Lurie was granted performance-based restricted cash units as 2019-2021 Performance Cash Units as described in greater detail in “Compensation Discussion and Analysis” above. The grant date value of the performance-based restricted cash units assuming the highest level of performance conditions is achieved was $4,789,870. Mr. Lurie was also granted time-based restricted stock award with a grant date value of  $1,524,044.

(4)
Mr. Clark was granted performance-based restricted cash units as 2019-2021 Performance Cash Units as described in greater detail in “Compensation Discussion and Analysis” above. The grant date value of the performance-based restricted cash units assuming the highest level of performance conditions is achieved was $1,532,754. Mr. Clark was also granted time-based restricted stock award with a grant date value of  $487,696.

(5)
Mr. Miller was granted performance-based restricted cash units as 2019-2021 Performance Cash Units as described in greater detail in “Compensation Discussion and Analysis” above. The grant date value of the performance-based restricted cash units assuming the highest level of performance conditions is achieved was $957,971. Mr. Miller was also granted time-based restricted stock award with a grant date value of  $304,805.

(6)
Ms. Clark was granted performance-based restricted cash units as 2019-2021 Performance Cash Units as described in greater detail in “Compensation Discussion and Analysis” above. The grant date value of the performance-based restricted cash units assuming the highest level of performance conditions is achieved was $957,971. Ms. Clark was also granted time-based restricted stock award with a grant date value of  $304,805.

(7)
Mr. Doran was granted performance-based restricted cash units as 2019-202` Performance Cash Units as described in greater detail in “Compensation Discussion and Analysis” above. The grant date value of the performance-based restricted cash units assuming the highest level of performance conditions is achieved was $957,971. Mr. Doran was also granted a time-based restricted share award with a grant date value of  $305,805.

(8)
The amounts in this column reflect the grant date fair value, computed in accordance with FASB ASC Topic No. 718, of option awards granted to our NEOs. See Footnote 2 to the Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2019 for a discussion of our assumptions in estimating the fair value of our stock option awards. Our NEOs will not realize any value with respect to these awards until these awards are exercised or sold.

(9)
The amounts under this column include amounts earned based on our Company’s annual cash incentive bonus compensation plan described under “Compensation Discussion and Analysis” above.

(10)
Reflects amounts paid for (i) automobile expenses of  $29,270 and (ii) 401(k) company match of  $7,000, totaling $36,270.

(11)
Reflects amounts paid for (i) automobile expenses of 11,881 and (ii) 401(k) company match of  $7,000, totaling $18,881.

(12)
Reflects amounts paid for 401(k) company match of  $7,000.

(13)
Reflects amount paid for (i) retention payment of  $330,000 and (ii) 401(k) company match of  $7,000, totaling $337,000.

Grants of Plan Based Awards
The following table sets forth each plan-based award granted to our NEOs during the year ended December 31, 2019. The FASB ASC Topic No. 718 value of these awards is also reflected in the Stock Awards and Option Awards columns of the Summary Compensation Table above:
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			Number of Shares of Stock or Units (#)	Awards Securities Underlying Options (#))	Exercise or Base Price of Option Awards ($/Sh)	Value of Stock and Option Awards ($)(3)
Name(a)	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Glenn Lurie		463,500	927,000	1,622,250	174,051	348,101	696,202
	6/6/2019							221,518			1,524,044
	6/6/2019								148,920	6.88	435,442
David Clark		136,771	273,543	478,700	55,696	111,392	222,784
	6/6/2019							70,886			487,696
	6/6/2019								47,654	6.88	139,340
Jeffrey Miller		194,425	388,850	680,488	34,810	69,620	139,240
	6/6/2019							44,303			304,805
	6/6/2019								29,784	6.88	87,088
Mary Clark		180,250	360,500	630,875	34,810	69,620	139,240
	6/6/2019							44,303			304,805
	6/6/2019								29,784	6.88	87,088
Patrick Doran		125,094	250,187	437,827	34,810	69,620	139,240
	6/6/2019							44,303			304,805
	6/6/2019								29,784	6.88	87,088
(1)
Each of our NEOs was granted a non-equity incentive plan award pursuant to our 2019 annual cash incentive bonus compensation plan. The amounts shown in the “Threshold” column reflect the cash payment that would have been awarded under our 2019 annual cash incentive bonus plan if we had achieved the threshold payout level for a single corporate objective with the lowest weight. The amounts shown in the “Target” column reflect the target payment level under our 2019 cash annual incentive bonus plan if we had achieved all of the objectives previously approved by our Compensation Committee at target levels. The amounts shown in the “Maximum” column reflect the maximum payouts under our 2019 cash annual incentive bonus compensation plan if we had achieved all of the objectives previously approved by our Compensation Committee at or above the maximum level. The corporate and business components of our 2019 cash annual incentive bonus compensation plan are discussed in greater detail in “Compensation Discussion and Analysis” above. The actual amounts paid to each NEO are shown in the Summary Compensation Table above. The table does not include the individual discretionary component portion of the NEOs’ aggregate targeted annual cash incentive bonus amount.

(2)
Reflects 2019-2021 Performance Cash Unit as described in greater detail in “Compensation Discussion and Analysis” above. The amounts shown in the “Threshold” column reflect the 2019-2021 Performance Cash Units that will be earned if certain minimum financial goals are achieved. The amounts shown in the “Target” column reflect the number of 2019-2021 Performance Cash Units that will be earned if all of the 2019-2021 financial goals are achieved at target levels. The amounts shown in the “Maximum” column reflect the maximum number of 2019-2021 Performance Cash Units that can be earned if all of the 2019-2021 financial goals are achieved at or above maximum levels.

(3)
The amount in this column reflects the grant date fair value, computed in accordance with FASB ASC Topic No. 718, of stock awards and options granted to our NEOs. See Footnote 2 to the Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2019 for a discussion of our assumptions in estimating the fair value of our stock and option awards.

Description of Awards Granted in 2019

•
Glenn Lurie:
On June 6, 2019, we granted Mr. Lurie (i) an option to purchase 148,920 shares of our Common Stock, (ii) 221,518 time-based restricted shares of our Common Stock and (iii) a target award of 348,101 2019-2021 Performance Cash Units, which are earned based on our Company’s achievement of performance metrics to be established by the Compensation Committee during fiscal year 2019, 2020 and 2021 discussed in the Compensation Discussion and Analysis section in this Proxy Statement.

•
David Clark:
On June 6, 2019, we granted Mr. Clark (i) an option to purchase 47,654 shares of our Common Stock, (ii) 70,886 time-based restricted shares of our Common Stock and (iii) a target award of 111,392 2019-2021 Performance Cash Units, which are earned based on our Company’s achievement of performance metrics to be established by the Compensation Committee during fiscal year 2019, 2020 and 2021 discussed in the Compensation Discussion and Analysis section in this Proxy Statement.

•
Jeffrey Miller:
On June 6, 2019, we granted Mr. Miller (i) an option to purchase 29,784 shares of our Common Stock, (ii) 44,303 time-based restricted shares of our Common Stock and (iii) a target award of 69,620 2019-2021 Performance Cash Units, which are earned based on our Company’s achievement of performance metrics to be established by the Compensation Committee during fiscal year 2019, 2020 and 2021 discussed in the Compensation Discussion and Analysis section in this Proxy Statement.

•
Mary Clark:
On June 6, 2019, we granted Ms. Clark (i) an option to purchase 29,784 shares of our Common Stock, (ii) 44,303 time-based restricted shares of our Common Stock and (iii) a target award of 69,620 2019-2021 Performance Cash Units, which are earned based on our Company’s achievement of performance metrics to be established by the Compensation Committee during fiscal year 2019, 2020 and 2021 discussed in the Compensation Discussion and Analysis section in this Proxy Statement.

•
Patrick Doran:
On June 6, 2019, we granted Mr. Doran (i) an option to purchase 29,784 shares of our Common Stock, (ii) 44,303 time-based restricted shares of our Common Stock and (iii) a target award of 69,620 2019-2021 Performance Cash Units, which are earned based on our Company’s achievement of performance metrics to be established by the Compensation Committee during fiscal year 2019, 2020 and 2021 discussed in the Compensation Discussion and Analysis section in this Proxy Statement.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information regarding each unexercised option and all unvested stock held by each of our NEOs as of December 31, 2019:
	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)(24)
Glenn Lurie	264,115(2)	242,986	10.04	11/13/2024
	—	1,000,000(3)	10.04	11/13/2024
	51,494(4)	60,858	10.62	4/5/2025
		148,920(5)	6.88	6/6/2026
					60,176(6)	285,836
					98,871(7)	69,637
					221,518(8)	1,052,210
							273,070(9)	1,297,082
							180,528(10)	857,508
							348,101(11)	1,653,479
David Clark	48,956(12)	81,593	6.41	7/6/2025
		47,654(5)	6.88	6/6/2026
					124,804(13)	592,819
					70,886(8)	336,708
							111,392(11)	529,112
Jeffrey Miller	22,847(14)	61,510	6.20	11/2/2025
		29,784(5)	6.88	6/6/2026
					90,726(15)	430,948
					44,303(8)	210,439
							69,620(11)	330,695
Mary Clark	36,666(16)	43,334	8.05	2/1/2025
		29,784(5)	6.88	6/6/2026
					16,875(17)	80,156
					44,303(8)	210,439
							30,000(18)	184,200
							69,620(11)	330,695
Patrick Doran	10,340(19)		32.40	2/13/2021
	10,447(20)		41.37	2/9/2022
	15,237(21)	663	25.81	2/19/2023
	41,431(22)	22,721	16.33	5/8/2024
	10,298(4)	12,172	10.62	4/5/2025
		29,784(5)	6.88	6/6/2026
					19,775(7)	99,391
					44,303(8)	210,439
					11,226(23)	53,323
							54,614(9)	335,330
							69,620(11)	330,695
(1)
Computed in accordance with SEC rules as the number of unvested shares multiplied by the closing market price per share of our Common Stock on December 31, 2019, which was the last trading day of 2019, which was $4.75 per share. The actual value (if any) to be realized by the NEO depends on whether the shares vest and the future performance of our Common Stock. Each of the options and restricted shares automatically vest if we are acquired and the NEO is either involuntarily terminated or voluntarily resigns for good reason under certain circumstances following our change of control, as discussed in more detail below under “Employment Agreements.”

(2)
The option vests over four years from the vesting start date of November 13, 2017, with 25% vesting after the completion of the first year of service to the Company and the remaining shares vesting in equal monthly installments over an additional 36 months of continuous service to the Company. As a result, the option will be fully exercisable on November 13, 2021.

(3)
The option shall become exercisable with respect to the shares subject to the option when the person completes three years of continuous service after November 13, 2017.

(4)
The option commences vesting from the vesting start date of April 5, 2018, with 25% vested on February 28, 2019 and the remaining shares vesting in equal monthly installments over an additional 36 months of continuous service to the Company. As a result, the option will be fully exercisable on February 28, 2022.

(5)
The option vests over four years from the vesting start date of June 6, 2019, with 25% vesting on June 6, 2020 and the remaining shares vesting in equal monthly installments over an additional 36 months of continuous service to the Company. As a result, the option will be fully exercisable on June 6, 2023.

(6)
Reflects restricted shares granted on November 13, 2017. One-third of the shares vested on each of November 13, 2018 and 2019 and one-third of the shares will vest on November 13, 2020, provided the NEO remains continuously employed by the Company on those dates.

(7)
Reflects restricted shares granted on April 5, 2018. One-third of the shares vested on each of February 28, 2019 and 2020, and one-third of the shares will vest on February 28, 2021, provided the NEO remains continuously employed by the Company on those dates.

(8)
Reflects restricted shares granted on June 6, 2019. One-third of the shares will vest on each of June 6, 2020, March 6, 2021 and March 6, 2022, provided the NEO remains continuously employed by the Company on those dates.

(9)
Reflects target number of 2018-2020 Performance Cash Units as described in greater detail in “Compensation Discussion and Analysis” above. The amount shown reflects the target award if all of the associated target performance metrics were achieved for each of the three years of 2018, 2019 and 2020. The actual number of cash units earned could range from 0 to two times the amount and will be determined in March of the following year for each fiscal year. These cash units will become fully vested when the actual number of cash units is determined for the fiscal year 2020.

(10)
Represents target number of target number of performance shares under the 2018-2019 CEO New Hire LTI Plan as described in greater detail in “Compensation Discussion and Analysis” above. The actual number of the shares subject to be issued, which could range from 0 to two times the initial target amount and will depend upon whether the issuer has met certain performance metrics for 2018 and 2019. One-half of the shares were issued in March 2019 based on the issuer’s performance for 2018 and the remaining one-half of the shares, if any, were issued in March 2020 based on the issuer’s performance for 2019. The Reporting Person was entitled to sell the shares upon issuance provided the Reporting Person was continuously employed by the Company through the date of issuance.

(11)
Reflects target number of 2019-2021 Performance Cash Units as described in greater detail in “Compensation Discussion and Analysis” above. The amount shown reflects the target award if all of the associated target performance metrics were achieved for each of the three years of 2019, 2020 and 2021. The actual number of cash units earned could range from 0 to two times the amount and will be determined in March of the following year for each fiscal year. These cash units will become fully vested when the actual number of cash units is determined for the fiscal year 2021.

(12)
The option vests over four years from the vesting start date of July 6, 2018, with 25% vesting after the completion of the first year of service to the Company and the remaining shares vesting in equal monthly installments over an additional 36 months of continuous service to the Company. As a result, the option will be fully exercisable on July 6, 2022.

(13)
Reflects restricted shares granted on July 6, 2018. One-third of the shares vested on July 6, 2019, and one-third of the shares will vest on each of July 6, 2020 and 2021, provided the NEO remains continuously employed by the Company on those dates.

(14)
The option vests over four years from the vesting start date of November 2, 2018, with 25% vesting after the completion of the first year of service to the Company and the remaining shares vesting in equal monthly installments over an additional 36 months of continuous service to the Company. As a result, the option will be fully exercisable on November 2, 2022.

(15)
Reflects restricted shares granted on November 2, 2018, with 25% vesting after the completion of the first year of service to the Company and the remaining shares vesting in equal quarterly installments over an additional 36 months of continuous service to the Company.

(16)
The option vests over four years from the vesting start date of February 1, 2018, with 25% vesting after the completion of the first year of service with the Company and the remaining shares vesting in equal monthly installments over an additional 36 months of continuous service. As a result, the option will be fully exercisable on February 1, 2022.

(17)
Reflects restricted shares granted on February 1, 2018, with 25% vesting after the completion of the first year of service to the Company and the remaining shares vesting in equal quarterly installments over an additional 36 months of continuous service to the Company.

(18)
Reflects 2018-2020 Performance Shares as described in greater detail in “Compensation Discussion and Analysis” above. The amount shown reflects the target award if all of the associated target performance metrics were achieved for each of the three years of 2018, 2019 and 2020. The actual number of shares earned could range from 0 to two times the amount and will be determined in March of the following year for each fiscal year. These shares will become fully vested when the actual number of shares is determined for the fiscal year 2020.

(19)
The option vests over four years from the vesting start date of February 13, 2014, with 25% vesting after the completion of the first year of service to the Company and the remaining shares vesting in equal monthly installments over an additional 36 months of continuous service to the Company. As a result, the option with respect to Mr. Doran became fully exercisable on February 14, 2018.

(20)
The option vests over four years from the vesting start date of February 9, 2015, with 25% vesting after the completion of the first year of service to the Company and the remaining shares vesting in equal monthly installments over an additional 36 months of continuous service to the Company. As a result, the option with respect to Mr. Doran became fully exercisable on February 9, 2019.

(21)
The option vests over four years from the vesting start date of February 19, 2016, with 25% vesting after the completion of the first year of service with the Company and the remaining shares vesting in equal monthly installments over an additional 36 months of continuous service. As a result, the option with respect to Mr. Doran became fully exercisable on February 19, 2020.

(22)
The option vested over four years from the vesting start date of May 8, 2017, with 25% vesting after the completion of the first year of service with the Company and the remaining shares vesting in equal monthly installments over an additional 36 months of continuous service. As a result, the option will be fully exercisable on May 8, 2021.

(23)
Reflects restricted shares granted on May 8, 2017, with 25% vesting each year for four years of continuous service with the Company.

(24)
Computed in accordance with SEC rules as the number of unvested shares multiplied by the closing market price per share of our Common Stock on December 31, 2019, which was the last trading day of 2019, which was $4.75 per share. The actual value (if any) to be realized by the NEO depends on whether the shares vest and the future performance of our Common Stock. Each of the options and restricted shares automatically vest if we are acquired and the NEO is either involuntarily terminated or voluntarily resigns for good reason under certain circumstances following our change of control, as discussed in more detail below under “Employment Agreements.”

Option Exercises and Stock Vested
The following table shows the number of shares acquired upon exercise of options by each NEO during the year ended December 31, 2019, and the shares of restricted stock held by each NEO that vested during the year ended December 31, 2019.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Glenn Lurie	-0-	-0-	141,372	922,234
David Clark	-0-	-0-	41,525	349,225
Jeffrey Miller	-0-	-0-	30,242	185,081
Mary Clark	-0-	-0-	8,561	60,719
Patrick Doran	-0-	-0-	24,819	198,948

(1)
For option awards, value realized on exercise is based on the fair market value of our Common Stock on the exercise date less the exercise price. For stock awards, value realized on vesting is based on the fair market value of our Common Stock on the vesting date. In neither case do the amounts set forth above necessarily reflect proceeds actually received by the NEO. Our NEOs will only realize value on these awards when the underlying shares are sold, which value may differ from the value shown in the table above as it is dependent on the price at which such shares of Common Stock are actually sold.

Employment Agreements
Chief Executive Officer
In connection with the appointment of Mr. Lurie as our Chief Executive Officer on November 13, 2017, we entered into an employment agreement with him. Pursuant to the terms of his appointment as Chief Executive Officer, Mr. Lurie is entitled to receive an annual base salary of  $772,500 and be eligible to receive an annual performance bonus, with a target amount equal to 120% of his annual base salary, based upon the achievement of certain Company and individual objectives as determined by the Board or its Compensation Committee. The Board or its Compensation Committee shall review Mr. Lurie’s base salary at least annually to determine whether to increase (but not decrease) the base salary in its discretion. The Company granted Mr. Lurie an initial award of 180,528 time-based restricted stock awards, time-based stock options to purchase 507,101 shares of our Common Stock (the “Initial Options”) and 180,528 performance-based restricted shares (the “RSAs”), effective on his first day of employment. The restricted stock awards will vest in equal annual installments on each anniversary of the grant date over a period of three years. The time-based stock options will vest 25% after the first year and 1/48th for each month of service thereafter. Each vested performance-based restricted share will entitle Mr. Lurie to receive one share of our Common Stock based on our Company’s performance during 2018 and 2019. The 2018 and 2019 Company performance goals shall be determined by the Board or its Compensation Committee at the time our Company’s business plan for such period is determined. One-half of the performance-based restricted shares vested in March 2019 based on the Company’s 2018 performance and the remaining one-half vested in March 2020 based on our Company’s 2019 performance.

In addition, as an inducement for Mr. Lurie to join our Company as Chief Executive, due to his unique skill set, he was granted a one-time option to purchase 1,000,000 shares of our Common Stock (the “Challenge Grant” and collectively with the RSAs, the Initial Options and the Performance Shares, the “Inducement Awards”), at an exercise price of  $10.04 per share, the closing price of our Common Stock on The Nasdaq Global Select Market on November 13, 2017. The Challenge Grant shall vest in full on the third anniversary of the date of grant and shall expire on the seventh anniversary of the date of grant.
Pursuant to his employment agreement, Mr. Lurie will be eligible to receive severance benefits if he is subject to an involuntary termination, contingent on him signing and not revoking a general release of all claims against the Company. The employment agreement provides that if prior to the 120 days before, or after 24 months following, the occurrence of a “change in control” (as defined in the employment agreement), Mr. Lurie is subject to an “involuntary termination” (as defined in the employment agreement), he shall be eligible to receive a lump-sum severance payment equal to (i) two times the sum of his base salary in effect at the time of termination plus his average bonus received in the immediately preceding two years plus (ii) an amount equal to 24 times the monthly amount the Company was paying on behalf of Mr. Lurie and his eligible dependents with respect to the Company’s group health insurance plans in which Mr. Lurie and his eligible dependents were participants as of the date of termination. In addition, all stock options, shares of restricted stock, and other equity awards granted by the Company and held by Mr. Lurie at the time of the involuntary termination shall be credited with an additional 12 months of vesting service as of the date of the termination; except that if the termination occurs prior to the third anniversary of the date of the grant of the Challenge Grant, then the number of shares subject to the Challenge Grant which vest shall equal to the product of  (i) 1,000,000 shares and (ii) a fraction equal to (A) the number of complete calendar months that have elapsed since November 13, 2017 through the date of the involuntary termination and (B) 36. Acceleration of performance vested restricted stock shall be determined based on the actual achievement of pro-rated performance goals through the date of involuntary termination. The amount of these severance benefits shall be reduced by the amount of severance pay or pay in lieu of notice that Mr. Lurie receives from the Company under any applicable federal or state statute.
The employment agreement also provides that if an involuntary termination occurs within 120 days prior to or 24 months following a change in control, Mr. Lurie shall be eligible to receive a lump sum severance payment equal to (i) 2.99 times his base salary in effect at the time, (ii) two times his average bonus received in the immediately preceding two years, plus (iii) an amount equal to 24 times the monthly amount the Company was paying on behalf of Mr. Lurie and his eligible dependents with respect to the Company’s group health insurance plans in which Mr. Lurie and his eligible dependents were participants as of the date of termination. In addition, his outstanding stock options, shares of restricted stock, and other equity awards granted by the Company shall accelerate and be fully vested (other than performance-related restricted stock that is tied to performance after the change of control). The amount of these severance benefits shall be reduced by the amount of severance pay or pay in lieu of notice that Mr. Lurie receives from the Company under any applicable federal or state statute.
In the event of Mr. Lurie’s death, Mr. Lurie’s estate will receive an amount equal to his target cash incentive bonus for the fiscal year in which such termination occurs (or, if greater, the bonus amount determined based on the applicable factors and actual performance for such fiscal year). In addition, all stock options, shares of restricted stock (other than performance-related restricted stock), and other time-based equity awards granted by the Company and held by Mr. Lurie at the time of his death (other than the Challenge Grant) shall accelerate and be fully vested, and a pro rata portion of the Challenge Grant equal to

(i) 1,000,000 shares times (ii) a fraction the numerator of which is the number of complete calendar months that have elapsed between November 13, 2017 and the date Mr. Lurie’s employment ends due to death, and the denominator of which is 36 shall accelerate and be fully vested.
If Mr. Lurie’s employment terminates due to “permanent disability” (as defined in his employment agreement), Mr. Lurie will be entitled to receive (i) an amount equal to his target cash incentive bonus for the fiscal year in which such termination occurs (or, if reasonably ascertainable and greater, the bonus amount determined based on the applicable factors and actual performance for such fiscal year), prorated based on the number of days of employment completed during that fiscal year, plus (ii) a lump sum amount equal to 24 times the monthly amount the Company was paying on behalf of Mr. Lurie and his eligible dependents with respect to the Company’s group health insurance plans in which Mr. Lurie and his eligible dependents were participants as of the date of termination. In addition, (i) all stock options, shares of restricted stock (other than performance-related restricted stock) and other time-based equity awards granted by the Company and held by Mr. Lurie (other than the Challenge Grant) shall accelerate and be fully vested as of the date of Mr. Lurie’s termination, and (ii) a pro rata portion of the Challenge Grant equal to (x) 1,000,000 shares times (y) a fraction the numerator of which is the number of complete calendar months that have elapsed between November 13, 2017 and the date Mr. Lurie’s employment ends due to disability, and the denominator of which is 36 shall accelerate and be fully vested.
Other Named Executive Officers
We entered into an employment agreement with Mr. Clark on August 9, 2018. Each of Ms. Clark and Messrs. Doran and Miller are eligible participants of our Tier One Employment Plan which have substantially the same terms as the employment agreement with Mr. Clark other than with respect to health insurance payments as described below. Mr. Clark’s employment agreement and Tier One Employment Plan are collectively referred to as the “Employment Arrangements.” Under the Employment Arrangements, each NEO will be eligible to receive severance benefits if he or she is subject to an involuntary termination, contingent on him or her signing and not revoking a general release of all claims against the Company. The Employment Arrangements provide that if prior to the 120 days before, or after 24 months following, the occurrence of a “change in control” (as defined in the Employment Arrangements), the NEO is subject to an “involuntary termination” (as defined in the employment agreement), he or she shall be eligible to receive a lump-sum severance payment equal to (i) one and one-half times the sum of his or her base salary in effect at the time of termination plus (ii) his or her average bonus received in the immediately preceding two years plus (iii) an amount equal to (a) for Mr. Clark, 24 times the monthly amount the Company was paying on behalf of Mr. Clark and his eligible dependents with respect to the Company’s group health insurance plans in which he and his dependents were participants as of the date of termination and (b) for the other NEOs, (x)12 times the monthly amount the Company was paying on behalf of the NEO and their eligible dependents with respect to the Company’s group health insurance plans in which their dependents were participants as of the date of termination. The amount of these severance benefits shall be reduced by the amount of severance pay or pay in lieu of notice that the NEO receives from the Company under any applicable federal or state statute.
The Employment Arrangements also provide that if an involuntary termination occurs within the 120 days prior to or 24 months following a change in control, the NEO shall be eligible to receive a lump sum severance payment equal to two times his or her base salary in effect at the time and his or her average bonus received in the immediately preceding two years, plus an amount equal to 24 times the monthly amount the Company was paying on behalf of Mr. Clark and 18 times the other NEOs and his or her eligible dependents with respect to the Company’s group health insurance plans in which the NEO and his or her eligible dependents were participants as of the date of termination. The amount of these severance benefits shall be reduced by the amount of severance pay or pay in lieu of notice that the NEO receives from the Company under any applicable federal or state statute. In addition, all stock options, shares of restricted stock (other than performance related restricted stock), and other time-based equity awards granted by the Company and held by the NEO shall accelerate and be fully vested.
In the event of a NEO’s death, his or her estate will receive an amount equal to his or her target cash incentive bonus for the fiscal year in which such termination occurs (or, if greater, the bonus amount determined based on the applicable factors and actual performance for such fiscal year). In addition, all stock options, shares of restricted stock (other than performance-related restricted stock), and other time-based equity awards granted by the Company and held by the NEO at the time of his or her death shall accelerate and be fully vested.
If a NEO’s employment terminates due to “permanent disability” (as defined in the Employment Arrangements), he or she will be entitled to receive (i) an amount equal to his or her target cash incentive bonus for the fiscal year in which such termination occurs (or, if reasonably ascertainable and greater, the bonus amount determined based on the applicable factors and actual performance for such fiscal year), prorated based on the number of days of employment completed during that fiscal year, plus (ii) a lump sum amount equal to 24 times the monthly amount the Company was paying on behalf of the NEO and his or her eligible dependents with respect to the Company’s group health insurance plans in which the NEO and his or her eligible dependents were participants as of the date of termination. In addition, all stock options, shares of restricted stock (other than performance-related restricted stock), and other time-based equity awards granted by the Company and held by the NEO at the time of his or her permanent disability shall accelerate and be fully vested.

Estimated Payments and Benefits
The table below reflects the potential payments and benefits to which Messrs. Lurie, Clark, Miller and Doran and Ms. Clark would be entitled pursuant to their respective employment agreements if such executive officer’s employment was terminated effective as of December 31, 2019. There are no agreements, arrangements or plans that entitle executive officers to severance, perquisites, or other enhanced benefits in connection with the termination of their employment other than the employment agreements and executive employment plan.
Name	Benefit	Voluntary Resignation/ Termination for Cause ($)	Involuntary Termination Prior to the 120 days before, or More Than 24 Months after, a Change in Control ($)	Termination Due to Death or Disability ($)	Involuntary Termination In the 120 days prior to or within 24 Months After a Change in Control ($)
Glenn Lurie	Severance (1)	0	2,073,750	927,000	3,367,275
	Option Acceleration (2)	0	0	0	0
	Restricted Stock Acceleration (3)	0	1,203,854(6)	1,807,683	4,867,510
	Benefit Continuation (4)	0	47,228	47,228	47,228
	Total Value	0	3,324,832	2,781,911	8,282,013
David Clark	Severance (1)	0	703,861	273,542	889,249
	Option Acceleration (2)	0	0	0	0
	Restricted Stock Acceleration (3)	0	0	929,527	929,527
	Benefit Continuation (4)	0	47,228	47,228	47,228
	Total Value	0	751,089	1,250,297	1,876,004
Jeffrey Miller	Severance (1)	0	704,854	388,850	889,279
	Option Acceleration (2)	0	0	0	0
	Restricted Stock Acceleration (3)	0	0	641,387	641,387
	Benefit Continuation (5)	0	19,935	39,871	29,903
	Total Value	0	724,789	1,070,108	1,570,569
Mary Clark	Severance(1)	0	746,375	360,500	926,625
	Option Acceleration (2)	0	0	0	0
	Restricted Stock Acceleration (3)	0	0	290,595	290,595
	Benefit Continuation (5)	0	11,936	23,872	17,905
	Total Value	0	758,311	674,967	1,235,124
Patrick Doran	Severance (1)	0	667,368	250,187	846,073
	Option Acceleration (2)	0	0	0	0
	Restricted Stock Acceleration (3)	0	0	357,694	357,694
	Benefit Continuation (6)	0	21,414	42,828	32,121
	Total Value	0	688,782	650,709	1,235,888
(1)
For purposes of valuing cash severance payments in the table above, we used each NEO’s base salary as of December 31, 2019. For purposes of calculating cash severance payments in the table above in the event of an involuntary termination (whether prior to, within 24 months following, or more than 24 months following, a change in control), we used each NEO’s average annual bonuses for 2018 and 2019 and, for purposes of calculating cash severance payments in the table above in the event of a termination due to permanent disability, we used the NEO’s target bonus as of December 31, 2019.

(2)
The value of option acceleration shown in the table above was calculated based on the assumption that the triggering event occurred on December 31, 2019. The value of the vesting acceleration was calculated by multiplying the number of unvested shares subject to each option by the excess of the closing price of our Common Stock on December 31, 2019, the last trading day of the year, over the exercise price of the option.

(3)
The value of restricted stock acceleration shown in the table above was calculated based on the assumption that the triggering event occurred on December 31, 2019. The value of the vesting acceleration was calculated by multiplying the number of unvested shares subject to each restricted stock grant by the closing price of our Common Stock on December 31, 2019, the last trading day of the year.

(4)
Amounts reflect 24x the current monthly costs to us of the individual’s health and welfare benefits per year for Termination without change in control, Death or Disability or Termination due to change in control.

(5)
Amounts reflect 12x the current monthly costs to us of the individual’s health and welfare benefits per year for Involuntary Termination without change in control; 24x the current costs to us of the individual’s health and welfare benefits per year for Death or Disability; 18x the current costs to us of the individual’s health and welfare benefits per year for Termination due to change in control.

(6)
Receives 12 months of accelerated vesting for options and awards resulting from involuntary termination without change in control.

Pay Ratio Disclosure
As required by the Dodd-Frank Act and applicable SEC rules, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Glenn Lurie our Chief Executive Officer:
For our fiscal year ended December 31, 2019:
•
The median of the annual total compensation of all employees (other than our CEO) was $75,591; and

•
The annual total compensation of our CEO, as reported in the 2019 Summary Compensation Table included elsewhere in this Proxy Statement, was $8,021,626.

Based on this information the ratio of the annual total compensation of our CEO to the median of the annual total compensation of our employees was 106 to 1.
The above ratio is appropriately viewed as an estimate. To identify the median of the annual compensation of our employees, we reviewed the current base salary and the bonus and long-term incentive compensation targets of our U.S. and non-U.S. employees as of December 31, 2019. Out of our approximately 1,654 employees, approximately 690 of our employees are located in India. Once we identified our “median employee,” using the methodology described above, we determined that employee’s annual total compensation in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K for purposes of calculating the required pay ratio.

Report of the Audit Committee(1)
The Audit Committee of the Board consists of the three non-employee directors named below. The Board annually reviews the Nasdaq listing standards’ definition of independence for audit committee members and has determined that each member of the Audit Committee meets that standard. The Board has also determined that each of Laurie Harris and Thomas J. Hopkins is an audit committee financial expert as described in applicable rules and regulations of the Securities and Exchange Commission.
The principal purpose of the Audit Committee is to assist the Board in its general oversight of the Company’s accounting and financial reporting processes and audits of the Company’s financial statements. The Audit Committee is responsible for selecting and engaging the Company’s independent registered public accounting firm and approving the audit and non-audit services to be provided by the independent registered public accounting firm. The Audit Committee’s function is more fully described in its charter, which the Board has adopted and which the Audit Committee reviews on an annual basis.
The Company’s management is responsible for preparing the Company’s financial statements and the Company’s financial reporting process. Ernst & Young LLP, the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles. The Audit Committee has reviewed and discussed with the Company’s management the audited financial statements of the Company included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (the “10-K”).
The Audit Committee has also reviewed and discussed with Ernst & Young LLP the audited financial statements in the 10-K. In addition, the Audit Committee discussed with Ernst & Young LLP those matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission. Statement on Auditing Standards No. 61, as amended or supplemented, entitled “Communications with Audit Committees.” Additionally, Ernst & Young LLP provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board. The Audit Committee also discussed with Ernst & Young LLP its independence from the Company.
Based upon the review and discussions described above, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in the 10-K for filing with the United States Securities and Exchange Commission.
Submitted by the following members of the Audit Committee:
Laurie Harris, Chair
Kris Rinne
Thomas J. Hopkins

(1)
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Synchronoss Technologies, Inc. under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Equity Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information known to us regarding beneficial ownership of our Common Stock and Series A Convertible Participating Perpetual Preferred Stock (the “Series A Preferred Stock”) as of April 6, 2020 by:
•
each person, or group of affiliated persons, who is known to us to own beneficially more than five percent (5%) of our Common Stock or Series A Preferred Stock;

•
each of our named executive officers;

•
each of our current directors; and

•
all of our current directors and executive officers as a group.

The table below is based upon information supplied by executive officers, directors and principal stockholders and Schedule 13Gs and 13Ds filed with the SEC through April 6, 2020.
As of April 6, 2020, 44,600,762 shares of our Common Stock and 233,217 shares of our Series A Preferred Stock, respectively, were outstanding. As of April 6, 2020, each share of Series A Preferred Stock was convertible into 55.5556 shares of Common Stock, provided, however, if the holder thereof elects to effect a conversion of some or all of their shares of Series A Preferred Stock and the sum, without duplication, of (i) the aggregate number of shares of Common Stock issued to such holder upon such conversion and any shares of Common Stock previously issued to such holders upon conversion of Series A Preferred Stock and then held by such holders, plus (ii) the number of shares of Common Stock underlying shares of Series A Preferred Stock that would be held at such time by such holders (after giving effect to such conversion), would exceed the 19.9% of the issued and outstanding shares of our Common Stock (the “Conversion Cap”), then such holders would only be entitled to convert such number of shares as would result in the sum of clauses (i) and (ii) (after giving effect to such conversion) being equal to the Conversion Cap (after giving effect to any such limitation on conversion). The holders of shares of the Series A Preferred Stock shall be entitled to vote with the holders of shares of Common Stock (and any other class or series that may similarly be entitled to vote with the holders of Common Stock) on all matters submitted to a vote or to the consent of the stockholders of the Company (including the election of directors) as one class, subject to the Voting Limitation.
The amounts and percentages of our Common Stock and Series A Preferred Stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. The information does not necessarily indicate beneficial ownership for any other purposes. Under the SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of securities as to which such person has no economic interest. Except as otherwise set forth below, the street address of the beneficial owner is c/o Synchronoss Technologies, Inc., 200 Crossing Boulevard, Bridgewater, NJ 08807.

	Common Stock Beneficially Owned		Series A Preferred Stock Beneficially Owned		% of Total Voting Power(1)
Name	Shares	%	Shares	%
Silver Private Holdings I, LLC (2) 601 Lexington Avenue, 59th Floor New York, NY 10022	11,080,588(3)	19.9%	233,217	100.0%	19.99%
Elk Creek Partners, LLC (4) 44 Cook St., Suite 705 Denver, CO 80206	3,748,049	8.4%	—	—	6.7%
Blackrock, Inc. (5) 55 East 52nd St. New York, NY 10055	2,724,885	6.1%	—	—	4.9%
Archon Capital Management LLC (6) 19th Avenue E Seattle, WA 98112	2,282,738	5.1%	—	—	4.1%
David C. Shanks. (7) 3000 Altamesa Blvd., Suite 300 Fort Worth, TX 76133	3,730,445	8.4%	—	—	6.7%
James McCormick (8) 18 Baldwin Drive New Providence, NJ 07974	3,155,910	7.1%	—	—	5.7%
Directors, Current Executive Officers and Named Executive Officers
Glenn Lurie (9)	931,587	2.1%	—	—	1.7%
Stephen G. Waldis (10)	871,457	1.9%	—	—	1.6%
David Clark (11)	307,053	*	—	—	*
Mary Clark (12)	109,860	*	—	—	*
Jeffrey Miller (13)	151,572	*	—	—	*
Patrick Doran (14)	219,305	*	—	—	*
William J. Cadogan (15)	513,945	1.2%	—	—	*
Thomas J. Hopkins (16)	114,355	*	—	—	*
Kristin S. Rinne (17)	42,868	*	—	—	*
Frank Baker (18)	11,080,588(3)	19.9%	—	—	19.99%
Peter Berger (19)	11,080,588(3)	19.9%	—	—	19.99%
Robert Aquilina (20)	52,868	*	—	—	*
Mohan Gyani (21)	27,679	*	—	—	*
Laurie Harris (22)	—	—	—	—	—
All current executive officers and directors as a group (16 persons) (23)	17,482,749	34.5%	233,217	100%	33.4%

*
Less than 1%

(1)
As of the close of business on April 6, 2020, there were 44,600,762 shares of our Common Stock and 233,217 shares of our Series A Preferred Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter voted upon. Holders of shares of Series A Preferred Stock are entitled to vote with the holders of shares of Common Stock, and not as a separate class, on an as-converted basis. The shares of Series A Preferred Stock are convertible into an aggregate of 12,956,510 shares of Common Stock. However, due to the Voting Limitation, the Series A Preferred Stock are entitled to an aggregate of only

11,143,222 votes. As such, the total number of shares entitled to vote as of April 6, 2020 is 55,743,984. This column is intended to show total voting power and does not include shares underlying exercisable options or other securities.
(2)
Silver Private Holdings I, LLC (“Silver Holdings”) is controlled by its sole member, Silver Private Investments, LLC (“Silver Parent”). Silver Parent is controlled by its members, Siris Partners III, L.P. (“Siris Fund III”) and Siris Partners III Parallel, L.P. (“Siris Fund III Parallel”). Each of Siris Fund III and Siris Fund III Parallel is controlled by its general partner, Siris Partners GP III, L.P. (“Siris Fund III GP”). Siris Fund III GP is controlled by its general partner, Siris GP HoldCo III, LLC (“Siris Fund III GP HoldCo”). Siris Capital Group III, L.P. (“Siris Fund III Advisor”) serves as investment manager to Siris Fund III and Siris Fund III Parallel pursuant to investment management agreements with each of them. Siris Capital Group, LLC (“Siris Capital Group”) shares investment management authority in respect of Siris Fund III and Siris Fund III Parallel pursuant to an agreement between Siris Fund III Advisor and Siris Capital Group. Siris Fund III Advisor is controlled by its general partner, Siris Group GP, LLC (“Siris Group GP”). Siris Capital Group is controlled by its managing member, Siris Group GP. Each of Siris Fund III GP HoldCo, and Siris Group GP is controlled by Frank Baker, Peter Berger and Jeffrey Hendren. Based on a Form 4 filed with the SEC on April 3, 2020.

(3)
Consists of shares of our Common Stock issuable upon conversion of the Series A Preferred Stock held by Silver Holdings, subject to the Conversion Cap. In the event that the Conversion Cap was no longer applicable, the shares of Series A Preferred Stock held by Silver Holdings would be convertible into an aggregate of 12,956,510 shares of Common Stock, which would represent beneficial ownership of approximately 22.5% of the outstanding Common Stock.

(4)
Based on a Schedule 13G/A filed with the SEC on January 23, 2020.

(5)
Based on a Schedule 13G filed with the SEC on February 7, 2020.

(6)
Based on a Schedule 13G filed with the SEC on February 13, 2020.

(7)
Includes (i) 2,303,400 shares of common stock held by Cellular World Corp. (“CWC”), (ii) 721,223 shares of common stock held by Psalm 25:10 Foundation (“PF”), (iii) 66,522 shares of common stock held by CC1 Partners, LLC (“CC1”), (iv) 264,500 shares of common stock held by D2 Alliances LLC (“D2”), (v) 174,400 shares of common stock held by Wireless Now L.P. (“WN”) and (vi) 200,400 shares of common stock held directly by David C. Shanks, Mr. Shanks is the President of CWC and PF, the Manager of CC1 and D2 and an authorized signatory of WN. As such, Mr. Shanks has shared voting and dispositive powers over the shares owned by those entities. Based on a Schedule 13G filed with the SEC on October 1, 2019.

(8)
Includes 15,189 shares of restricted common stock subject to the Company’s lapsing right of repurchase and 870,000 shares held by Vertek Corporation. Mr. McCormick is the Chief Executive Officer and sole stockholder of Vertek Corporation. Mr. McCormick exercises sole voting and dispositive power with respect to the shares held by Vertek Corporation.

(9)
Includes 221,518 shares of restricted common stock subject to the Company’s lapsing right of repurchase. Includes 380,136 shares subject to options exercisable within 60 days of April 6, 2020. Excludes 1,572,399 shares subject to options not exercisable within 60 days of April 6, 2020.

(10)
Includes 53,891 shares of restricted common stock subject to the Company’s lapsing right of repurchase. Includes 422,384 shares subject to options exercisable within 60 days of April 6, 2020. Excludes 85,997 shares subject to options not exercisable within 60 days of April 6, 2020.

(11)
Includes 41,525 shares of restricted common stock subject to the Company’s lapsing right of repurchase. Includes 59,835 shares subject to options exercisable within 60 days of April 6, 2020. Excludes 177,299 shares subject to options not exercisable within 60 days of April 6, 2020.

(12)
Includes 59.303 shares of restricted common stock subject to the Company’s lapsing right of repurchase. Includes 46,666 shares subject to options exercisable within 60 days of April 6, 2020. Excludes 99,950 shares subject to options not exercisable within 60 days of April 6, 2020.

(13)
Includes 84,807 shares of restricted common stock subject to the Company’s lapsing right of repurchase. Includes 31,634 shares subject to options exercisable within 60 days of April 6, 2020. Excludes 119,339 shares subject to options not exercisable within 60 days of April 6, 2020.

(14)
Includes 59,804 shares of restricted common stock subject to the Company’s lapsing right of repurchase. Includes 97,410 shares subject to options exercisable within 60 days of April 6, 2020. Excludes 101,723 shares subject to options not exercisable within 60 days of April 6, 2020.

(15)
Includes 36,835 shares of restricted common stock subject to the Company’s lapsing right of repurchase. Includes 56,740 shares subject to options exercisable within 60 days of April 6, 2020. Excludes 47,410 shares subject to options not exercisable within 60 days of April 6, 2020.

(16)
Includes 36,835 shares of restricted common stock subject to the Company’s lapsing right of repurchase. Includes 56,740 shares subject to options exercisable within 60 days of April 6, 2020. Excludes 41,320 shares subject to options not exercisable within 60 days of April 6, 2020.

(17)
Includes 36,835 shares of restricted common stock subject to the Company’s lapsing right of repurchase. Includes 56,740 shares subject to options exercisable within 60 days of April 6, 2020. Excludes 41,320 shares subject to options not exercisable within 60 days of April 6, 2020.

(18)
Includes securities beneficially owned by Silver Holdings as set forth in footnote 2 above, for which Mr. Baker may be deemed to share voting and investment power. Mr. Baker disclaims beneficial ownership of the securities held by Silver Holdings except to the extent of his pecuniary interest therein, if any. Includes 32,868 shares of restricted stock subject to the Company’s lapsing right of repurchase. Includes 20,000 shares subject to options exercisable within 60 days of April 6, 2020. Excludes 45,613 shares subject to options not exercisable within 60 days of April 6, 2020.

(19)
Includes securities beneficially owned by Silver Holdings as set forth in footnote 2 above, for which Mr. Berger may be deemed to share voting and investment power. Mr. Berger disclaims beneficial ownership of the securities held by Silver Holdings except to the extent of his pecuniary interest therein, if any. Includes 32,868 shares of restricted stock subject to the Company’s lapsing right of repurchase. Includes 20,000 shares subject to options exercisable within 60 days of April 6, 2020. Excludes45,613 shares subject to options not exercisable within 60 days of April 10, 2019.

(20)
Includes 32,868 shares of restricted common stock subject to the Company’s lapsing right of repurchase. Includes 20,000 shares subject to options exercisable within 60 days of April 6, 2020. Excludes45,613 shares subject to options not exercisable within 60 days of April 6, 2020.

(21)
Includes 17,679 shares of restricted common stock subject to the Company’s lapsing right of repurchase. Includes 10,000 shares subject to options exercisable within 60 days of April 6, 2020. Excludes 31,786 shares subject to options not exercisable within 60 days of April 6, 2020.

(22)
Excludes 30,000 shares subject to options not exercisable within 60 days of April 6, 2020.

(23)
Includes 1,657,896 shares of restricted common stock subject to the Company’s lapsing right of repurchase. Includes 1,349,408 shares subject to options exercisable within 60 days of April 6, 2020. Excludes 2,620,462 shares subject to options not exercisable within 60 days of April 6, 2020.

Related Party Transactions
Transactions, arrangements or relationships in which we were, are or will be a participant and the amount involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest are subject to review, approval or ratification by our Board or a committee composed of members of our Board. Our Audit Committee has the principal responsibility for reviewing related person transactions pursuant to written policies and procedures adopted by our Board, subject to specified exceptions and other than those that involve compensation. In conformance with regulations of the SEC, these policies and procedures define related persons to include our executive officers, our directors and nominees to become a director of our Company, any person who is known to us to be the beneficial owner of more than 5% of any class of our voting securities, any immediate family member of, or person sharing the household with, any of the foregoing persons, and any firm, corporation or other entity in which any of the foregoing persons is employed, is a general partner or in which such person has a 5% or greater beneficial ownership interest. In accordance with our policies and procedures, related person transactions shall be consummated or shall continue only if approved or ratified by our Audit Committee or the disinterested members of our Board and only if the terms of the transaction are determined to be in, or not to be inconsistent with, the best interests of our Company and our stockholders. The approval of our Compensation Committee is required to approve any transaction that involves compensation to our directors and executive officers. This approval process does not apply to any transaction that is available to all of our employees generally.
Siris Capital Group
In accordance with the terms of that certain Securities Purchase Agreement, dated as of October 17, 2017 (the “PIPE Purchase Agreement”), between Synchronoss and Silver Holdings, an affiliate of Siris, on February 15, 2018, Synchronoss issued to Silver Holdings 185,000 shares of Synchronoss’ Series A Convertible Participating Perpetual Preferred Stock (the “Series A Preferred Stock”), par value $0.0001 per share, with an initial liquidation preference of  $1,000 per share, in exchange for $97.7 million in cash and the transfer from Silver Holdings to Synchronoss of the existing Shares or our Common Stock held by Siris (the “Preferred Transaction”). In connection with the issuance of the Series A Preferred Stock, Synchronoss (i) filed a Certificate of Designation with the State of Delaware setting forth the rights, preferences, privileges, qualifications, restrictions and limitations of the Series A Preferred Stock (the “Series A Certificate”) and (ii) entered into an Investor Rights Agreement with Silver Holdings setting forth certain registration, governance and preemptive rights of Silver Holdings with respect to Synchronoss (the “Investor Rights Agreement”). Pursuant to the PIPE Purchase Agreement, at the closing, Synchronoss paid to Siris $5 million as a reimbursement of Silver Holdings’ reasonable costs and expenses incurred in connection with the Preferred Transaction.
Certificate of Designation of the Series A Preferred Stock
The rights, preferences, privileges, qualifications, restrictions and limitations of the shares of Series A Preferred Stock are set forth in the Series A Certificate. Under the Series A Certificate, the holders of the Series A Preferred Stock are entitled to receive, on each share of Series A Preferred Stock on a quarterly basis, an amount equal to the dividend rate of 14.5% divided by four and multiplied by the then-applicable Liquidation Preference (as defined in the Series A Certificate) per share of Series A Preferred Stock (collectively, the “Preferred Dividends”). The Preferred Dividends are due on January 1, April 1, July 1 and October 1 of each year (each, a “Series A Dividend Payment Date”). Synchronoss may choose to pay the Preferred Dividends in cash or in additional shares of Series A Preferred Stock. In the event Synchronoss does not declare and pay a dividend in-kind or in cash on any Series A Dividend Payment Date, the unpaid amount of the Preferred Dividend will be added to the Liquidation Preference. In addition, the Series A Preferred Stock participates in dividends declared and paid on shares of Common Stock.
Each share of Series A Preferred Stock is convertible, at the option of the holder, into the number of shares of Common Stock equal to the “Conversion Price” (as that term is defined in the Series A Certificate) multiplied by the then applicable “Conversion Rate” (as that term is defined in the Series A Certificate). Each share of Series A Preferred Stock was initially convertible into 55.5556 shares of Common Stock, representing an initial “conversion price” of approximately $18.00 per share of Common Stock. The Conversion Rate is subject to equitable proportionate adjustment in the event of stock splits, recapitalizations and other events set forth in the Series A Certificate.
On and after the fifth anniversary of February 15, 2018, holders of shares of Series A Preferred Stock have the right to cause Synchronoss to redeem each share of Series A Preferred Stock for cash in an amount equal to the sum of the current liquidation preference and any accrued dividends. Each share of Series A Preferred Stock is also redeemable at the option of the holder upon the occurrence of a “Fundamental Change” (as that term is defined in the Series A Certificate) at a specified premium. In addition, the Company is also permitted to redeem all outstanding shares of the Series A Preferred Stock (i) at any time within the first 30 months of the date of issuance for the sum of the then-applicable Liquidation Preference, accrued but unpaid dividends and a make whole amount and (ii) at any time following the 30-month anniversary of the date of issuance for the sum of the then-applicable Liquidation Preference and the accrued but unpaid dividends.
The holders of a majority of the Series A Preferred Stock, voting separately as a class, are entitled at each annual meeting of the stockholders of the Company or at any special meeting called for the purpose of electing directors (or by written consent signed by the holders of a majority of the then-outstanding shares of Series A Preferred Stock in lieu of such a meeting): (i) to nominate and elect two members of the Board of Directors of Synchronoss for so long as the Preferred Percentage (as defined in the Series A Certificate) is equal to or greater than 10%; and (ii) to nominate and elect one member of the Board of Directors of Synchronoss for so long as the Preferred Percentage is equal to or greater than 5% but less than 10%.
For so long as the holders of shares of Series A Preferred Stock have the right to nominate at least one director, Synchronoss shall be required to obtain the prior approval of Silver Holdings prior to taking certain actions, including: (i) certain dividends, repayments and redemptions; (ii) any amendment to Synchronoss’ certificate of incorporation that adversely effects the rights, preferences, privileges or voting powers of the Series A Preferred Stock; (iii) issuances of stock ranking senior or equivalent to shares of Series A Preferred Stock (including additional shares of Series A Preferred Stock) in the priority of payment of dividends or in the distribution of assets upon any liquidation, dissolution or winding up of Synchronoss; (iv) changes in the size of the Board of Directors of Synchronoss; (v) any amendment, alteration, modification or repeal of the charter of the Nominating and Corporate Governance Committee of the Board of Directors and related documents; and (vi) any change in the principal business of Synchronoss or the entry into any line of business outside of its existing lines of businesses. In addition, in the event that Synchronoss is in EBITDA Non-Compliance (as defined in the Series A Certificate) or the undertaking of certain actions would result in Synchronoss exceeding a specified pro forma leverage ratio, then the prior approval of Silver Holdings would be required to incur indebtedness (or alter any debt document) in excess of  $10 million, enter or consummate any transaction where the fair market value exceeds $5 million individually or $10 million in the aggregate in a fiscal year or authorize or commit to capital expenditures in excess of  $25 million in a fiscal year.

Each holder of Series A Preferred Stock has one vote per share on any matter on which holders of Series A Preferred Stock are entitled to vote separately as a class, whether at a meeting or by written consent. The holders of Series A Preferred Stock are permitted to take any action or consent to any action with respect to such rights without a meeting by delivering a consent in writing or electronic transmission of the holders of the Series A Preferred Stock entitled to cast not less than the minimum number of votes that would be necessary to authorize, take or consent to such action at a meeting of stockholders. In addition to any vote (or action taken by written consent) of the holders of the shares of Series A Preferred Stock as a separate class provided for in the Series A Certificate or by the General Corporation Law of the State of Delaware, the holders of shares of the Series A Preferred Stock are entitled to vote with the holders of shares of Common Stock (and any other class or series that may similarly be entitled to vote on an as-converted basis with the holders of Common Stock) on all matters submitted to a vote or to the consent of the stockholders of the Company (including the election of directors) as one class.
Under the Series A Certificate, if Silver Holdings and certain of its affiliates have elected to effect a conversion of some or all of their shares of Series A Preferred Stock and if the sum, without duplication, of (i) the aggregate number of shares of Common Stock issued to such holders upon such conversion and any shares of Common Stock previously issued to such holders upon conversion of Series A Preferred Stock and then held by such holders, plus (ii) the number of shares of Common Stock underlying shares of Series A Preferred Stock that would be held at such time by such holders (after giving effect to such conversion), would exceed the 19.9% of the issued and outstanding shares of Synchronoss’ voting stock on an as converted basis (the “Conversion Cap”), then such holders would only be entitled to convert such number of shares as would result in the sum of clauses (i) and (ii) (after giving effect to such conversion) being equal to the Conversion Cap (after giving effect to any such limitation on conversion). Any shares of Series A Preferred Stock which a holder has elected to convert but which, by reason of the previous sentence, are not so converted, will be treated as if the holder had not made such election to convert and such shares of Series A Preferred Stock will remain outstanding. Also, under the Series A Certificate, if the sum, without duplication, of  (i) the aggregate voting power of the shares previously issued to Silver Holdings and certain of its affiliates held by such holders at the record date, plus (ii) the aggregate voting power of the shares of Series A Preferred Stock held by such holders as of such record date, would exceed 19.99% of the total voting power of Synchronoss’ outstanding voting stock at such record date, then, with respect to such shares, Silver Holdings and certain of its affiliates are only entitled to cast a number of votes equal to 19.99% of such total voting power (the “Voting Limitation”). The limitation on conversion and voting ceases to apply upon receipt of the requisite approval of holders of Common Stock under the applicable listing standards.
Investor Rights Agreement
Concurrently with the closing of the Preferred Transaction, Synchronoss and Silver Holdings entered into the Investor Rights Agreement. Under the terms of the Investor Rights Agreement, Silver Holdings and Synchronoss have agreed that the Board of Directors of Synchronoss will consist of ten members. So long as the holders of Series A Preferred have the right to nominate a member to the Board of Directors pursuant to the Series A Certificate, the full Board of Directors of Synchronoss will be constituted as follows: (i) two Series A Preferred Directors (as defined in the Investor Rights Agreement); (ii) four directors who meet the independence criteria set forth in the applicable listing standards (each of whom will be initially agreed upon by Synchronoss and Silver Holdings); and (iii) four other directors, two of whom shall satisfy the independence criteria of the applicable listing standards and, as of the closing of the Preferred Transaction, one of whom shall be the individual then serving as chief executive officer of Synchronoss and one of whom shall be the current chairman of the Board of Directors of Synchronoss as of the date of execution of the Investors Rights Agreement. So long as the holders of Series A Preferred have the right to nominate at least one director to the Board of Directors of Synchronoss pursuant to the Series A Certificate, Silver Holdings will have the right to designate two members of the Nominating and Corporate Governance Committee of the Board of Directors. Pursuant to the terms of the Investor Rights Agreement, neither Silver Holdings nor its affiliates may transfer any shares of Series A Preferred Stock subject to certain exceptions (including transfers to affiliates that agree to be bound by the terms of the Investor Rights Agreement).
For so long as Silver Holdings has the right to appoint a director to the Board of Directors of Synchronoss, without the prior approval by a majority of directors voting who are not appointed by the holders of shares of Series A Preferred Stock, neither Silver Holdings nor its affiliates will directly or indirectly purchase or acquire any debt or equity securities of Synchronoss (including equity-linked derivative securities) if such purchase or acquisition would result in Silver Holdings’ Standstill Percentage (as defined in the Investors Rights Agreement) being in excess of 30%. However, the foregoing standstill restrictions would not prohibit the receipt of shares of Series A Preferred Stock issued as Preferred Dividends pursuant to the Series A Certificate, shares of Common Stock received upon conversion of shares of Series A Preferred Stock or receipt of any shares of Series A Preferred Stock, Common Stock or other securities of the Company otherwise paid as dividends or as an increase of the Liquidation Preference (as defined in the Series A Certificate) or distributions thereon. Silver Holdings will also have preemptive rights with respect to issuances of securities of Synchronoss in order to maintain its ownership percentage.
Under the terms of the Investor Rights Agreement, Silver Holdings is entitled to (i) three demand registrations, with no more than two demand registrations in any single calendar year and provided that each demand registration must include at least 10% of the shares of Common Stock held by Silver Holdings, including shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock and (ii) unlimited piggyback registration rights with respect to primary issuances and all other issuances.
The issuance and sale of the Series A Preferred Stock to Silver Holdings pursuant to the PIPE Purchase Agreement was exempt from registration under the Securities Act, pursuant to Section 4(a)(2) of the Securities Act. In the PIPE Purchase Agreement, Silver Holdings represented to Synchronoss that it is an “accredited investor” as defined in Rule 501 of the Securities Act and that the shares of Series A Preferred Stock are being acquired for investment purposes and not with a view to, or for sale in connection with, any distribution thereof, and appropriate legends will be affixed to any certificates evidencing the shares of Series A Preferred Stock or any Common Stock issued upon conversion thereof.
Sequential Technology International, LLC
Under various agreements between our Company and Sequential Technology International, LLC (“Sequential”), which agreements were signed at the same time as our Company divested its activation exception handling business to Sequential, in 2019, Sequential paid our Company approximately $17 million for various services, including but not limited to billing, IT, human resource, financial planning, facilities support and access rights to our Order Manager and platform services and support.
Other than as described above, since January 1, 2019, there were no other transaction or series of similar transactions to which we were or are a party in which the amount involved exceeded or exceeds $120,000 and in which any of our directors, current executive officers, holders of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, other than compensation arrangements, which are described where required under “Executive Compensation” and “Director Compensation” above.
Other Matters
Our Board does not intend to bring any other business before the meeting, and so far as is known to the Board, no matters are to be brought before the meeting except as specified in the notice of the meeting. In addition to the scheduled items of business, the meeting may consider stockholder proposals that are timely and comply with the provisions of our amended and restated bylaws (including proposals omitted from the Proxy Statement and form of Proxy pursuant to the proxy rules of the SEC) and matters relating to the conduct of the meeting. As to any other business that may properly come before the meeting, it is intended that proxies will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

PROPOSAL 1
ELECTION OF DIRECTORS
Our Board currently consists of ten directors divided into three classes with staggered three-year terms, except for the two Series A Directors who are elected annually. Your proxy cannot be voted for a greater number of persons than the number of nominees named in this proxy statement. Each director nominated for election to our Board this year, his or her age as of April 6, 2020, the position and office held with us and certain biographical information are set forth below. The three directors to be elected will hold office until the 2023 Annual Meeting of Stockholders and until his or her successor is elected, or until his or her death, resignation or removal. It is our policy to encourage nominees for director to attend the Annual Meeting. Ms. Harris and Messrs. Lurie, Hopkins and Waldis attended our 2019 Annual Meeting of Stockholders.
Our directors are elected by a plurality of the votes cast at the Annual Meeting, meaning that the three nominees receiving the most “For” votes (among votes properly cast at the Annual Meeting or by proxy) will be elected. An instruction to “Withhold” authority to vote for a nominee will result in the nominee receiving fewer votes but will not count as a vote against the nominee. Abstentions and “broker non-votes” (i.e., shares held by a broker or nominee that are represented at the meeting, but with respect to which the broker or nominee is not instructed to vote on a particular proposal and does not have discretionary voting power) will have no effect on the outcome of the election of a candidate for director. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominee named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our current Board, if any. Each nominee for election has agreed to serve if elected. We have no reason to believe that any nominee will be unable to serve.
BOARD OF DIRECTOR COMPOSITION
The following table includes the name, age, position, class and term expiration year for each of our directors and is current as of the date of this Proxy Statement. Information about the number of shares of common stock beneficially owned by each director, whether held directly or indirectly, as of April 6, 2020, appears above under the heading “Equity Security Ownership of Certain Beneficial Owners and Management.”
Name	Age	Position	Class	Term Expiration Year
Thomas J. Hopkins	63	Director	Class II	2020
Robert Aquilina	64	Director	Class II	2020
Kristin S. Rinne	65	Director	Class II	2020
Stephen G. Waldis	52	Executive Chairman of the Board	Class III	2021
Glenn Lurie	54	Director, Chief Executive Officer and President	Class III	2021
William J. Cadogan	71	Director	Class III	2021
Laurie Harris	61	Director	Class I	2022
Mohan Gyani	68	Director	Class I	2022
Frank Baker	47	Director	Series A	2020*
Peter Berger	69	Director	Series A	2020*
*
The Company expects that at or prior to the Annual Meeting the holders of the Series A Preferred Stock will act by written consent to re-elect Messrs. Baker and Berger as the Series A Directors.

DIRECTOR QUALIFICATIONS
The following paragraphs provide information as of the date of this Proxy Statement about each member of our Board, including the nominees. In addition to the information presented below regarding each director’s experience and qualifications that lead our Board to the conclusion that he or she should serve as a director of our Company in light of our business and structure, we also believe that all of our directors have a reputation for integrity and adherence to high ethical standards. Each of our directors has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment to our Company and our Board.
DIRECTOR NOMINEES
The Board of Directors recommends that stockholders vote “FOR” the nominees listed below:
Director Since: 2004 Synchronoss Committees: • Audit • Business Development (Chair) • Compensation • Nominating/Corporate Governance	Thomas J. Hopkins

Thomas J. Hopkins is a Managing Director of Colchester Capital, LLC, an investment firm. Prior to Colchester Capital, Mr. Hopkins was involved in investment banking, principally at Deutsche Bank (and its predecessor Alex, Brown & Sons), Goldman, Sachs & Co. and Bear Stearns. He began his investment banking career at Drexel Burnham Lambert. Prior to investment banking, Mr. Hopkins was a lawyer for several years. Mr. Hopkins received a Bachelor of Arts degree from Dartmouth College, a juris doctorate from Villanova University School of Law and a master’s in business administration from the Wharton School at the University of Pennsylvania. Our Board believes Mr. Hopkins’ qualifications to sit on our Board include his extensive financial expertise and his years of experience providing strategic advisory services to complex organizations.

Director Since: 2018	Robert Aquilina

Robert Aquilina has been an Executive Partner (a senior advisory role) for Siris Capital Group since 2011. Prior to Siris Capital Group, Mr. Aquilina was an executive of AT&T, Inc. for 22 years, with his last position being Co-President of AT&T Consumer Services and a member of the Chairman’s Operating Group. Previously within AT&T, Mr. Aquilina held a variety of senior positions including President of Europe, Middle East & Africa; Vice Chairman of AT&T Unisource; Vice Chairman of World Partners; and General Manager of Global Data Services. Mr. Aquilina has an M.B.A. from University of Chicago and received a degree in Engineering from The Cooper Union for the Advancement of Science and Art. Our Board believes Mr. Aquilina’s qualifications to sit on our Board include his extensive business experience and his years of experience providing strategic advisory services to complex organizations.

Director Since: 2018 Synchronoss Committees: Audit Business Development	Kristin S. Rinne

Kristin S. Rinne held various senior positions at ATT, including heading the company’s networks technologies organization, until she retired in 2014. Ms. Rinne brought early leadership in deploying GSM technology in the United States, setting the stage for the success of the 3GPP family of technologies. Ms. Rinne formerly held the positions of vice president of technology strategy for SBC Wireless and managing director of operations at Southwestern Bell Mobile Services. Her contributions to the industry also include serving as chairperson of the Board of Governors at 3G Americas, LLC, and the Alliance for Telecommunications Industry Solutions (ATIS). Ms. Rinne is a “Women in Technology Hall-of-Famer”, as well as a member of the “Wireless Hall of Fame,” and was named among Fierce Wireless’ “Top 10 Most Influential Women in Wireless” list from 2011 through 2014. Ms. Rinne holds a bachelor’s degree from Washburn University. Our Board believes Ms. Rinne’s qualifications to sit on our Board include her extensive experience in the telecommunications industry.

Continuing Directors — Term Ending in 2021
Founder and Former Chief Executive Officer Executive Chairman of the Board Director Since: 2001 Synchronoss Committee: • Business Development	Stephen G. Waldis

Stephen G. Waldis has served as our Executive Chairman since January 2017, having served as Chairman of the Board of Directors since 2001 Chief Executive Officer from 2000 until January 2017 and as a director since founding Synchronoss in 2000. From 2000 until 2011, Mr. Waldis also served as President. From 1994 to 2000, Mr. Waldis served as Chief Operating Officer at Vertek Corporation, a privately held professional services company serving the telecommunications industry. From 1992 to 1994, Mr. Waldis served as Vice President of Sales and Marketing of Logical Design Solutions, a provider of telecom and interactive solutions. From 1989 to 1992, Mr. Waldis worked in various technical and product management roles at AT&T. Mr. Waldis received a Bachelor of Arts degree in corporate communications from Seton Hall University. Our Board believes Mr. Waldis’ qualifications to sit on our Board include his extensive experience in the software and services industry and serving as our Chief Executive Officer and one of our founders.

Director Since: 2005 Synchronoss Committees: • Business Development • Compensation (Chair) • Nominating/Corporate Governance (Chair)	William J. Cadogan

William J. Cadogan served as a Senior Managing Director with Vesbridge Partners, LLC, formerly St. Paul Venture Capital, a venture capital firm from 2001 until 2006. Mr. Cadogan served as Chief Executive Officer and Chairman of the board of directors of Mahi Networks, Inc., a leading supplier of multi-service optical transport and switching solutions, from November 2004 until its merger with Meriton Networks in October 2005. Prior to joining St. Paul Venture Capital in 2001, Mr. Cadogan was Chairman and Chief Executive Officer of ADC, Inc., a leading global supplier of telecommunications infrastructure products and services. Mr. Cadogan received a Bachelor of Arts degree in electrical engineering from Northeastern University and a master’s in business administration from the Wharton School at the University of Pennsylvania. Our Board believes Mr. Cadogan’s qualifications to sit on our Board include his experience as a CEO leading complex global organizations, combined with his operational and corporate governance expertise.

Chief Executive Officer and President Director Since: 2017 Synchronoss Committees: • Business Development	Glenn Lurie

Glenn Lurie joined Synchronoss as Chief Executive and President in November 2017. Prior to joining Synchronoss, Mr. Lurie held several senior positions at AT&T Inc., most recently as President and Chief Executive Officer of AT&T’s Mobility and Consumer Operations, until his retirement from AT&T in September 2017. Mr. Lurie led the team responsible for negotiating its exclusive U.S. agreement with Apple Inc. to launch the first iPhone in 2007. Mr. Lurie is a member of the Board of AvisBudget Inc. and serves on the Delphi Technology Advisory Council. He previously served as chairman of the board for the Consumer Technology Industry Association in 2016. Mr. Lurie holds a Bachelor of Arts in Business/Marketing from Seattle Pacific University.

Continuing Directors — Term Ending in 2022
Director Since: 2019 Synchronoss Committees: • Business Development • Compensation	Mohan Gyani

Mohan Gyani held several executive positions in the telecommunications industry including at AT&T Wireless from 2000 until he retired in 2003 as President and Chief Executive Officer of AT&T Wireless Mobility Services. Prior to AT&T, Mr. Gyani was Executive Vice President and CFO of AirTouch from 1994 to 1999. Mr. Gyani has served on numerous public and private company boards and is currently a member of the Board of Directors of Digital Turbine and MUFG Union Bank. Mr. Gyani received a bachelor’s degree and master’s in business administration from San Francisco State University. Our Board believes Mr. Gyani’s qualifications to sit on our Board include his extensive experience in the telecom and wireless industries and in senior financial positions.

Director Since: 2019 Synchronoss Committees: • Audit (Chair)	Laurie Harris

Laurie Harris served as global engagement audit partner at PricewaterhouseCoopers LLP (PwC), a global and top-tier assurance, tax and advisory firm, for 25 years before retiring in 2018. Ms. Harris currently serves as a member of the Board of IWG plc and several private company boards. Ms. Harris received a bachelor of science degree in business administration from the University of Southern California and is a licensed CPA in New York, New Jersey, California and Massachusetts. Our Board believes Ms. Harris’ qualifications to sit on our Board include her extensive financial experience and her more than three decades of experience advising large public companies, private equity backed entities and Fortune 100 organizations.

Series A Directors
Director Since: 2018 Synchronoss Committees: • Business Development • Nominating/Corporate Governance	Frank Baker

Frank Baker joined our Board in February 2018 as part of the Siris Series A Preferred Stock transaction. Mr. Baker is a Managing Partner of Siris Capital Group, which he co-founded in 2011 and is a board member of all Siris Capital Group’s portfolio companies. Mr. Baker has an M.B.A. from Harvard Business School and a degree in Economics from the University of Chicago. Mr. Baker also serves as a trustee of the University of Chicago. Our Board believes Mr. Baker’s qualifications to sit on our Board include his extensive financial expertise and his years of experience providing strategic advisory services to complex organizations.

Director Since: 2018 Synchronoss Committees: • Audit (Observer) • Nominating/Corporate Governance	Peter Berger

Peter Berger joined our Board in February 2018 as part of the Siris Series A Preferred Stock transaction. Mr. Berger is a Managing Partner of Siris Capital Group, which he co-founded in 2011 and is a board member of all Siris Capital Group’s portfolio companies. Mr. Berger has an M.B.A. from Columbia University Graduate School of Business and received a degree in Math and Accounting from Boston University. Our Board believes Mr. Berger’s qualifications to sit on our Board include his extensive financial expertise and his years of experience providing strategic advisory services to complex organizations.

PROPOSAL 2
RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of our Board has appointed Ernst & Young LLP, independent registered public accounting firm, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020 and has further directed that management submit the appointment of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company’s financial statements since its formation in 2000. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither the Company’s amended and restated by-laws nor other governing documents or law require stockholder ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm. However, the Board is submitting the appointment of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
To ratify the selection by the Audit Committee of Ernst & Young LLP, as the independent registered public accounting firm of the Company for its fiscal year ended December 31, 2020, the Company must receive a “For” vote from the majority of all the outstanding shares that are present at the Annual Meeting or represented by proxy and cast either affirmatively or negatively at the Annual Meeting. Abstentions and broker non-votes will not be counted “For” or “Against” the proposal and will have no effect on the proposal. Because this proposal is a non-routine matter, a broker or other nominee may generally vote and therefore no broker non-votes are expected to exist in connection with this proposal.
Independent registered public accounting firm’s fees
The following table represents aggregate fees billed to the Company for fiscal years ended December 31, 2019 and December 31, 2018 by Ernst & Young LLP, the Company’s principal accountant. All services described below for 2018 and 2019 were approved by the Audit Committee.
	Fiscal Year Ended
	2019	2018
	(In thousands)
Audit Fees(1)	$3,589	$3,778
Audit Related(2)	$65	0
Tax Services	$0	12.5
Other	$7	$8.5
Total Fees	$3,661	$3,799

(1)
For professional services rendered for the audits of annual financial statements, including the audit of annual financial statements and internal control over financial reporting for the years ended December 31, 2019 and

2018. The audit fees also include the review of quarterly financial statements included in the Company’s quarterly reports on Form 10-Q, statutory audits of foreign subsidiaries and other regulatory filings or similar engagements.
(2)
The audit related fees relate to SOC-2 readiness and Implementation of Workday payroll and financials.

Pre-approval policies and procedures
The Audit Committee’s policy, subject to certain permitted exceptions for certain de minimis services, is to pre-approve all audit and permissible non-audit services rendered by Ernst & Young LLP, our independent registered public accounting firm. The Audit Committee can pre-approve specified services in defined categories of audit services, audit-related services and tax services up to specified amounts, as part of the Audit Committee’s approval of the scope of the engagement of Ernst & Young LLP or on an individual case-by-case basis before Ernst & Young LLP is engaged to provide a service. The Audit Committee has determined that the rendering of the services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant’s independence. The independent registered public accounting firm and management are required to meet with the audit committee to review and discuss our annual and quarterly financial statements and related disclosures, as well as our critical accounting policies and practices. Additionally, the audit committee is responsible for reviewing the audit plan with the independent registered public accounting firm and members of management responsible for preparing our consolidated financial statements. All of the services of Ernst & Young LLP for 2018 and 2019 described above were pre-approved by the audit committee.
THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL 2

PROPOSAL 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION
As required by Section 14A of the Securities Exchange Act of 1934, as amended, we are requesting our stockholders to vote, on an advisory basis, on the compensation of our NEOs as described in the “Compensation of Executive Officers” section of this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our NEOs.
Compensation program and philosophy
Our executive compensation philosophy and programs are designed to attract, retain and motivate high-quality executives who possess the diverse skills and talents required to help us achieve our short and long-term financial and strategic goals. We believe that our executive compensation programs foster a performance-oriented culture that aligns our executives’ interests with those of our stockholders over the long term. We believe that the compensation of our executives is both appropriate for and responsive to the goal of improving stockholder value. Specifically, we tie a significant portion of executive compensation to stockholder return in the form of at-risk or variable realizable compensation. The approval, on an advisory basis, of the compensation of the Company’s NEO’s requires a “For” vote from the majority of all of the outstanding shares that are present at the Annual Meeting or represented by proxy and cast affirmatively or negatively at the Annual Meeting. Abstentions and broker non-votes will not be counted “For” or “Against” this proposal and will have no effect on this proposal.
Compensation discussion and analysis
Stockholders are urged to read the “Compensation Discussion and Analysis” section of this Proxy Statement and the tables and narrative discussion that follow for detail about our executive compensation programs, including information about the fiscal year 2019 compensation of our NEOs.
Recommendation
For the above reasons, we are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this Proxy Statement by voting in favor of the following resolution:
RESOLVED:
That the stockholders approve, on an advisory non-binding basis, the compensation of the Company’s named executive officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, related compensation tables, and the accompanying narrative disclosure set forth in the Proxy Statement relating to the Company’s 2020 Annual Meeting of Stockholders.

Even though this say-on-pay vote is advisory and therefore will not be binding, our Compensation Committee and our Board value the opinions of our stockholders. Accordingly, we expect to take into account the outcome of the vote when considering future executive compensation decisions.
THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL 3

STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING
If you wish to submit a proposal for inclusion in next year’s proxy materials or nominate a director, your proposal must be in proper form according to SEC Regulation 14A and Rule 14a-8, in conformance with the Company’s by-laws and submitted in writing to Synchronoss Technologies, Inc., 200 Crossing Boulevard, Bridgewater, New Jersey 08807, Attn: Secretary to be received no later than the close of business on December 17, 2020 (120 days before the first anniversary of the date this proxy statement is released to stockholders). However, if the date of the Annual Meeting of Stockholders is changed by more than 30 days from the first anniversary of this Annual Meeting, then the deadline will be a reasonable time before the Company begins to print and send its proxy materials.
If you wish to submit a proposal to be presented at the 2021 Annual Meeting of Stockholders but which will not be included in the Company’s proxy materials, your proposal must be submitted in writing and in conformance with our by-laws to Synchronoss Technologies, Inc., 200 Crossing Boulevard, Bridgewater, New Jersey 08807, Attn: Secretary no later than the close of business on the 45th day prior to the first anniversary of the date this proxy statement is released to stockholders (March 2, 2021), nor earlier than the close of business on the 75th day prior to the first anniversary of the date this proxy statement is released to stockholders (January 31, 2021). In the event that the date of the 2021 Annual Meeting of Stockholders is changed by more than 30 days from the first anniversary of this Annual Meeting, then notice must be delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.
NO INCORPORATION BY REFERENCE
In the Company’s filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC regulations, the “Audit Committee Report” and the “Compensation Committee Report” contained in this Proxy Statement specifically are not incorporated by reference into any other filings with the SEC and shall not be deemed to be “soliciting material.” In addition, this Proxy Statement includes several website addresses. These website addresses (including our corporate website at www.synchronoss.com) are intended to provide inactive, textual references only and are not intended to be active hyperlinks in this proxy. The information on these websites is not part of this Proxy Statement.

CONTACT FOR QUESTIONS AND ASSISTANCE WITH VOTING
If you have any questions or require any assistance with voting your shares or need additional copies of this Proxy Statement or voting materials, please contact:
Ronald Prague, Esq.
Executive Vice President and Chief Legal Officer
Synchronoss Technologies, Inc.
200 Crossing Boulevard
Bridgewater, NJ 08807
(800) 575-7606
It is important that your shares are represented at the Annual Meeting. Whether or not you plan to attend and vote at the Annual Meeting, please vote using the Internet or by telephone or by signing and returning a proxy card, if you have received one, so your shares will be represented at the Annual Meeting. The form of Notice and this Proxy Statement have been approved by the Board of Directors and are being mailed, delivered or made available to stockholders by its authority.
The Board of Synchronoss Technologies, Inc.
Bridgewater, New Jersey
April 16, 2020

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.KEEP THIS PORTION FOR YOUR RECORDSDETACH AND RETURN THIS PORTION ONLYTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateTo withhold authority to vote for anyindividual nominee(s), mark “For AllExcept” and write the number(s) of thenominee(s) on the line below.0 0 00 0 00 0 00000460881_1 R1.0.1.18For Withhold For AllAll All ExceptThe Board of Directors recommends you vote FORthe following:1. Election of DirectorsNominees01 Thomas J. Hopkins 02 Robert Aquilina 03 Kristin S. RinneSYNCHRONOSS TECHNOLOGIES, INC.200 CROSSING BOULEVARD, 8TH FLOORBRIDGEWATER, NJ 08807VOTE BY INTERNET - www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic delivery ofinformation. Vote by 11:59 P.M. ET on 06/02/2020. Have your proxy card in hand whenyou access the web site and follow the instructions to obtain your records and to createan electronic voting instruction form.During the Meeting - Go to www.virtualshareholdermeeting.com/SNCR2020You may attend the meeting via the Internet and vote during the meeting. Have theinformation that is printed in the box marked by the arrow available and follow theinstructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ETon 06/02/2020. Have your proxy card in hand when you call and then follow theinstructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we haveprovided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood,NY 11717.The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain2 To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firmfor the fiscal year ending December 31, 2020.3 To approve on a non-binding advisory basis the compensation of the Company's named executive officers.NOTE: Such other business as may properly come before the meeting or any adjournment thereof.You may attend the Annual Meeting via the Internet and vote during the Annual Meeting. Have the information thatis printed in the box marked with the arrow on your proxy card or Notice of Internet Availability of ProxyMaterials available and follow the instructions.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary,please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation orpartnership, please sign in full corporate or partnership name by authorized officer.

0000460881_2 R1.0.1.18Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The @materials is/are available atwww.proxyvote.comSYNCHRONOSS TECHNOLOGIES, INC.Annual Meeting of StockholdersJune 3, 2020 10:00 A.M.This proxy is solicited by the Board of DirectorsThe stockholder(s) hereby appoint(s) Ronald J. Prague and Cara Blaszka, or either of them, as proxies, each with the power to appoint hissubstitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of commonstock of SYNCHRONOSS TECHNOLOGIES, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of stockholders to beheld on June 3, 2020, at 10:00 A.M., via a live webcast www.virtualshareholdermeeting.com/SNCR2020, and any adjournment orpostponement thereof.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will bevoted in accordance with the Board of Directors' recommendations.Continued and to be signed on reverse side